As filed with the Securities and Exchange Commission on December 1, 2008
REGISTRATION NO. 333-_________

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(EXACT NAME OF  REGISTRANT AS SPECIFIED IN ITS CHARTER)
_______________________

Delaware	04-2461439
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481  (781) 237-6030
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
_______________________

Sandra M. DaDalt, Esq.
Assistant Vice President and Senior Counsel
Sun Life Assurance Company of Canada (U.S.)
One Sun Life Executive Park, SC 1335
Wellesley Hills, Massachusetts 02481
(800) 786-5433
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
_______________________

Copies of Communications to:
Thomas C. Lauerman, Esq.
Jorden Burt LLP
1025 Thomas Jefferson Street, NW, Suite 400E
Washington, D.C. 20007-0805
(202) 965-8156
______________________

Approximate date of commencement of proposed sale to the public: As soon as practicable following effectiveness of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (other than securities offered only in connection with dividend or interest reinvestment plans), check the following box.  ☑

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer	□	Accelerated filer	□

Non-accelerated filer	☑	Smaller reporting company	□

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum aggregate price per unit(2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Deferred Group and Individual Annuity Annuity Contracts and Participating Interests Therein(3) . . . . .	$2,544,475	100%	100%	$100(4)

(1)

An indeterminate number or amount of interests under group and individual deferred annuity contracts and participating interests therein (the “Registered Securities”) of Sun Life Insurance and Annuity Company of New York that may from time to time be issued at indeterminate prices, in U.S. dollars. In no event will the aggregate maximum offering price of all securities issued pursuant to this registration statement exceed $2,544,475.

(2)	Estimated solely for the purpose of determining the amount of the registration fee.

(3)	The Registered Securities are issued on terms and conditions set forth in deferred group and individual annuity contracts and described in the prospectus contained in this registration statement.

(4)
This amount was paid in connection with the initial filing on December 31, 2003 of a predecessor registration statement (Commission File No. 333-111636) with respect to the offering to be registered hereon, and that amount of fee is being included herein (together with the $2,544,475 of securities registered hereby) pursuant to Rule 415(a)(6) under the Securities Act of 1933. Accordingly, no additional registration fee is being paid herewith.

The Registrant hereby amends his Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Prospectus for
Sun Life Assurance Company of Canada (U.S.)
P.O. Box 9133, Wellesley Hills, Massachusetts 02481
Group and Individual Flexible Premium
Annuity Contracts

This Prospectus describes interests in group and individual deferred annuity contracts.

The Contracts

Sun Life Assurance Company of Canada (U.S.) designed these contracts to provide retirement benefits for eligible individuals such as participants in certain trusts, plans or collective groups of employees. As required in certain states, the contract may be offered as an individual contract.

The contracts may be sold through banks or other depository institutions; however, they are not insured by the FDIC and are subject to certain investment risks including loss of principal amount invested.  See page 17.

The General Account

The contracts are sold through our General Account.  The contracts feature two types of owner sub-accounts: an interest sub-account and index sub-account.  Each type may have varying durations.  You may direct initial premium and subsequent premium payments to your sub-accounts.  Index sub-accounts are increased or decreased by reference to Guaranteed Interest Rate Factors, which are applied to changes in the S&P 500 Index using a formula set forth in the contract.  Interest is declared for interest sub-accounts at rates declared the first day of each calendar month and guaranteed for that month.

Contract Facts and Features

o	The initial minimum premium payment is $5,000.

o	You may, subject to certain restrictions, make partial and total surrenders.

o	You may transfer values between Interest Sub-accounts and Index Sub-accounts at certain specified times.

o	The contract provides for a death benefit if the owner dies before the income date or if the annuitant dies before the income date and the owner is not a natural person.

o	You will receive an annual report showing values for each Sub-account.

Neither the SEC nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.  This prospectus sets forth information a prospective contract owner should know before purchasing a contract.  This prospectus should be retained for future reference.  This prospectus does not constitute an offering in any state or jurisdiction in which such offering may not be lawfully made.  No person is authorized by Sun Life Assurance Company of Canada (U.S.) to provide information or make representations other than those contained in this Prospectus.  Such unauthorized information should not be relied upon.  Surrender of these securities at times other than the end of a term could result in the receipt of less than the contract owner's premium payment(s).

The date of this prospectus is, 2009.

TABLE OF CONTENTS

SUMMARY OF CONTRACT FEATURES [INSERT PAGE NUMBER]
DEFINITIONS [INSERT PAGE NUMBER]
DESCRIPTION OF CONTRACTS AND CERTIFICATES [INSERT PAGE NUMBER]
A.  OWNERSHIP [INSERT PAGE NUMBER]
B.  ENROLLMENT FORM AND PREMIUM PAYMENTS [INSERT PAGE NUMBER]
C.  ACCUMULATION PERIOD [INSERT PAGE NUMBER]
1.  General [INSERT PAGE NUMBER]
2.  Interest Sub-account [INSERT PAGE NUMBER]
3.  Index Sub-accounts [INSERT PAGE NUMBER]
4.  Risk Considerations [INSERT PAGE NUMBER]
5.  Surrenders [INSERT PAGE NUMBER]
6.  Dollar Cost Averaging Programs [INSERT PAGE NUMBER]
7.  Transfer of Values [INSERT PAGE NUMBER]
8.  Premium Taxes [INSERT PAGE NUMBER]
9.  Death Provisions [INSERT PAGE NUMBER]
D.  ANNUITY PAYMENT PROVISIONS [INSERT PAGE NUMBER]
1.  Annuity Benefits [INSERT PAGE NUMBER]
2.  The Income Date and Form of Annuity [INSERT PAGE NUMBER]
3.  Change of Annuity Option [INSERT PAGE NUMBER]
4.  Annuity Options [INSERT PAGE NUMBER]
5.  Frequency and Amount of Payments [INSERT PAGE NUMBER]
6.  Proof of Age, Sex, and Survival of Annuitant [INSERT PAGE NUMBER]
INVESTMENTS BY SUN LIFE (U.S.) [INSERT PAGE NUMBER]
AMENDMENT OF CERTIFICATE [INSERT PAGE NUMBER]
ASSIGNMENT OF CERTIFICATE [INSERT PAGE NUMBER]
DISTRIBUTION OF CERTIFICATE [INSERT PAGE NUMBER]
TAX CONSIDERATIONS [INSERT PAGE NUMBER]
A.  GENERAL [INSERT PAGE NUMBER]
B.  TAXATION OF SUN LIFE (U.S.) [INSERT PAGE NUMBER]
C.  TAXATION OF ANNUITIES IN GENERAL [INSERT PAGE NUMBER]
1.  General [INSERT PAGE NUMBER]
2.  Surrender, Death Benefit Payments, Assignments, and Gifts [INSERT PAGE NUMBER]
3.  Annuity Payments [INSERT PAGE NUMBER]
4.  Penalty Tax [INSERT PAGE NUMBER]
5.  Income Tax Withholding [INSERT PAGE NUMBER]
6.  Section 1035 Exchanges [INSERT PAGE NUMBER]
7. Annuity Purchases by Nonresident Aliens [INSERT PAGE NUMBER]
D.  QUALIFIED PLANS [INSERT PAGE NUMBER]
1.  Tax-Sheltered Annuities [INSERT PAGE NUMBER]
2.  Individual Retirement Annuities [INSERT PAGE NUMBER]
3.  Corporate Pension and Profit-Sharing Plans [INSERT PAGE NUMBER]
THE COMPANY [INSERT PAGE NUMBER]
LEGAL PROCEEDINGS [INSERT PAGE NUMBER]
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE: [INSERT PAGE NUMBER]
EXPERTS [INSERT PAGE NUMBER]
APPENDIX A - Formula and Illustrations for Index Increases and/or Decreases [INSERT PAGE NUMBER]
APPENDIX B - Calculation of the Death Benefit [INSERT PAGE NUMBER]
APPENDIX C -  Schedule of State Premium Taxes [INSERT PAGE NUMBER]
APPENDIX D - Telephone Instructions [INSERT PAGE NUMBER]

SUMMARY OF CONTRACT FEATURES

Because this is a summary, it does not contain all of the information that may be important to you.  You should read the entire prospectus before deciding to invest.

Types of Certificates - Allocated and Non-Allocated

Allocated and Non-Allocated Certificates are issued under Group Contracts. With an Allocated Certificate, each individual's interest is separately accounted for in a specific account established for that individual.  Participants in Non-Qualified Plans and certain Qualified Plans will be issued an Allocated Certificate evidencing an interest in an Allocated Contract and will have a 100% vested interest in all values credited to the participant's Account.

Under certain Certificates issued with respect to Qualified Plans ("Non-Allocated Certificates"), however, a participant's interest may be vested in the Plan in which they are participating rather than in a Certificate.  In such cases, the Certificate will usually be owned by the Trustee(s) of the Plan, and a single Account will be established and held on behalf of all participants in the Plan on a non-allocated basis.  Each Account is further accounted for by establishing Sub-accounts.

Unless otherwise noted or the context so requires, all references to "Certificates" include Group Contracts, Allocated and Non-Allocated Certificates, Certificates issued thereunder, and Individual Contracts.

Purchase of the Certificate

The minimum Initial Premium is $5,000 for a participant under an Allocated Certificate.  We must approve an Initial Premium of $500,000 or more.  The Initial Premium must accompany the Certificate application for a participant under an Allocated Certificate but it need not accompany a Group Contract Application.  The Initial Premium is the only premium payment required with respect to a particular Certificate.  You may establish an Index Sub-account with a minimum premium payment, transfer, or Indexed Value upon renewal of $1,000.  Eligible individuals may make Subsequent Premium payments of at least $1,000, however, we will not accept any payment within 10 years of the Income Date.  (See "Enrollment Form and Premium Payments", page 10.)

Premium payments credited to a Certificate Owner's Account become part of our General Account assets.   We own the General Account assets and intend to invest these payment amounts in U.S. Government securities and certain commercial debt securities having maturities generally matching the applicable Terms.  We may also invest a portion of our assets in various instruments, including equity options, futures, forwards, and other instruments based on the S&P 500 Index to hedge our obligations with respect to Index Sub-accounts.  We may buy and sell interest rate swaps and caps, Treasury bond futures, and similar instruments to hedge our exposure to changes in interest rates.  (See "Investments by Sun Life (U.S.)", page 23.)

You may allocate Initial Premium and Subsequent Premium payments to two types of Sub-accounts: Interest Sub-accounts, and Index Sub-account(s) of varying lengths.  The Sub-accounts are the method used to keep track of your values accrued through the crediting of a declared interest rate on an Interest Sub-account, or accrued through the application of Index Increases or Index Decreases, and End-of-Term Adjustments on an Index Sub-account. You may establish only one Interest Sub-account to which all premium payments and transfers may be allocated.  You may establish multiple Index Sub-accounts because each premium payment and transfer that is allocated to an Index Sub-account establishes a new Index Sub-account.

The Interest Sub-account

We credit interest to an Interest Sub-account at an interest rate we declare on the first day of each calendar month and guarantee for that month (the "Declared Rate").  The Declared Rate will not be less than an effective annual rate of 3%.  An Interest Sub-account has an Accumulated Value and a Surrender Value which we use to determine death benefits, transfer and surrender amounts, and annuity values.  (See "Interest Sub-account", page 11.)

The Index Sub-accounts

Index Sub-accounts have both an Indexed Value and a Surrender Value.  Interest credited to the Indexed Value ("Index Increases") or decreases in Indexed Value ("Index Decreases") may be subject to a minimum ("Floor") and a maximum ("Cap").  As long as there is a Floor and it is zero or greater, there will never be any Index Decreases.  We calculate Index Increases or Index Decreases by reference to Guaranteed Interest Rate Factors, set and guaranteed at the beginning of the Term for the duration of the Term, which we apply to changes in the Standard & Poor's 500 Composite Stock Price Index ("S&P 500 Index") using a formula set forth in the Certificate. If the publication of the S&P 500 Index is discontinued or the calculation of the S&P 500 Index is changed substantially, we will substitute a suitable index.

Any Index Increases are based on a percentage (Participation Rate) of the percentage increase in the S&P 500 Index since the beginning of the Term.  We calculate and credit Index Increases proportionately over the selected Term on each Index Sub-account Anniversary.  The total Index Increases that we may apply to an Index Sub-account during a Term are subject to a Cap and Floor, both of which we set and guarantee at the beginning of the Term.  (See "Index Sub-accounts", page 12.)

If there is no Floor or the Floor is less than zero, and the S&P 500 Index at the first Sub-account Anniversary is less than it was at the beginning of the Term, we apply an Index Decrease to the Index Value of the Sub-account. If there is no Floor or the Floor is less than zero, and the S&P 500 Index at the first Sub-account Anniversary is equal to or higher than it was at the beginning of the Term, we will never apply an Index Decrease to the Indexed Value during that Term. We calculate Index Decreases using the same formula as we do to calculate Index Increases except that the Floor may limit the amount of any decrease.  The Participation Rate determines the percentage of the decrease which we apply to the Indexed Value.  We apply that decrease proportionately over the Selected Term.  If there are subsequent Index Increases, we first offset those increases by the amount of the Index Decrease applied on each Sub-account Anniversary.  If on a subsequent Sub-account Anniversary the S&P 500 Index value exceeds the S&P 500 Index value at the beginning of the Term, we no longer apply Index Decreases proportionately to the Indexed Value over the remaining Term and we credit only Index Increases going forward.

The amount of Index Increases we credit to an Index Sub-account may be more or less than the amount of interest we credit to an Interest Sub-account.

Index Sub-accounts also provide for a minimum value called the Surrender Value to be used in certain circumstances, instead of the Indexed Value, to calculate benefits.  The Surrender Value of each Index Sub-account in its Initial Term is equal to:

●	90% of the premium payment allocated to that Index Sub-account or

●	100% of the amount transferred (See "Transfer of Values", page 19); plus

●	any Sub-account Anniversary Adjustment in Surrender Value (as described below); less

●	any partial surrender.

We credit interest to the net amount at an annual effective guaranteed rate of 3% per year.  On each Sub-account Anniversary, we credit additional interest (i.e., a "Sub-account Anniversary Adjustment in Surrender Value") to an Index Sub-account's Surrender Value, so that the total interest credited to the Surrender Value during a Term will at least be equal to the Index Increases credited to that Index Sub-account.

The amount we use to calculate death benefits, surrender amounts, and annuity value of an Index Sub-account will never be less than the Surrender Value.  If at the end of a Sub-account Term the Indexed Value is less than the Surrender Value of that Sub-account, we will credit interest to the Sub-account's Indexed Value so that it equals the Surrender Value.  (See "Surrender Value", page 10, "Index Sub-accounts," page 12).

We may offer initial and subsequent Terms of one to ten years.  We may discontinue offering Terms of certain lengths or offer Terms of other lengths from time to time.  The Terms we offer for Initial Terms may differ from the Terms available upon renewal.  We declare the Guaranteed Interest Rate Factors. They may vary depending on the duration of the Term.  You should contact us to learn the Terms currently being offered.

Factors in Determining the Declared Rate and Guaranteed Interest Rate Factors

We will set the level of the Declared Rate for an Interest Sub-account and the Guaranteed Interest Rate Factors for Index Sub-accounts based upon a variety of factors, including the interest rates generally available on the types of instruments in which we will invest your premium payments, the length of the Term, regulatory and tax requirements, sales commissions and expenses we bear, general economic trends, and competitive factors.

Risk

If there is no Floor or the Floor is less than zero and the S&P 500 Index at the first Sub-account Anniversary is less than it was at the beginning of the Term, the Indexed Value of an Index Sub-account at the end of the first year could be less than the Initial Premium.  Thereafter, increases in the S&P 500 Index will produce Index Increases that we first use to offset any prior Index Decreases at any one or all Sub-account Anniversaries. (See "Appendix A", Illustration No. 3)

Any payment or benefit, interest at the Declared Rate, and Index Increases we credit to Certificate Owner's Sub-accounts are based on guarantees we make.  The initial and subsequent Declared Rate and Guaranteed Interest Rate Factors apply to the original principal sum and reinvested earnings.

If you make a partial surrender during a Term it will result in the loss of that portion of previously calculated, but not credited, Index Increases attributable to the amount surrendered, because Index Increases are credited and vested over the Term.

We make the final determination as to Declared Rate and Guaranteed Interest Rate Factors to be declared.  We are unable to predict or guarantee future rates and factors.

Renewal of Terms

At the end of each Index Sub-account Term, a subsequent Term of the same duration will begin subject to the new Term's Guaranteed Interest Rate Factors.  If you do not want a new Term of the same duration to begin, you may tell us within the 30-day period before the end of the Term. You will have the opportunity to transfer the Indexed Value to your Interest Sub-account or choose an Index Sub-account that has a Term of any duration then offered (See "Renewal Terms", page 16). However, no renewal will be allowed into a Term that extends beyond the Income Date or the maximum date allowed following your death or the death of a joint Certificate Owner, or Annuitant where the Certificate Owner is not a natural person.  (See "Death Provisions", page 20.)

Surrenders:  Partial or Total

You may make partial or total surrenders, subject to certain restrictions.

We do not allow partial surrenders if you have chosen an Index Sub-account and we issued the Certificate under a corporate or Keogh qualified plan established pursuant to the provisions of Section 401 of the Internal Revenue Code.

The minimum partial surrender amount is $250.  After a partial surrender, there must be at least $4,000 combined Surrender Value remaining in the Certificate.  Each Index Sub-account must maintain a minimum balance of $1,000 Surrender Value.  There is no minimum balance for an Interest Sub-account.

Transfers

You may transfer any portion of the values of an Interest Sub-account to establish a new Index Sub-account at any time before the Income Date.  The minimum amount you may transfer from an Interest Sub-account to an Index Sub-account is $1,000.

You may transfer the values of an Index Sub-account to an Interest Sub-account only at the end of the Index Sub-account's Term.  (See "Transfer of Values", page 19).

Deferral of Payment

We may defer payment of any partial or total surrender for a period not exceeding six months from the date of receipt of a request for surrender or for the period permitted by state insurance law, if less.  We would defer payment for a period greater than 30 days only under highly unusual circumstances.  (See "Surrender Procedures", page 17.)

Annuity Period

On the Income Date, we will pay the designated Annuitant a series of annuity payments under an Annuity Option.  The Annuity Option selected determines the timing and basis of the annuity payments.  (See "Annuity Payment Provisions", page 22.)

Death Benefit

The Certificate provides for a death benefit if you die before the Income Date or if the Annuitant dies before the Income Date and the Certificate Owner is not a natural person.  Within 90 days of the date of such death, the Designated Beneficiary may surrender the Certificate to us for:

●	the sum of the Accumulated Value of an Interest Sub-account, if any, plus

●	the greater of
(i)	the Indexed Value as adjusted for any proportionate credit for prior Index Increases and any partial surrenders (see "Death Provisions", page 20) or

(ii)	the Surrender Value, for all Index Sub-accounts, if any. If the Floor is greater than zero, (i) is the Indexed Value as of date of death less any subsequent partial surrenders.

For surrenders more than 90 days after the date of death and for surrenders following the death of a Joint Certificate Owner, the Surrender Value of the Interest and Index Sub-account(s), will be payable instead.

Premium Taxes

We deduct the amount of any premium taxes levied by any state or governmental entity when the premium tax is actually paid, unless we elect to defer such deduction until the time of surrender or the Income Date.  We cannot describe precisely the amount of premium tax payable on any transaction.  Such premium taxes depend, among other things, on the type of Certificate (Qualified or Non-Qualified), on your state of residence, the state of residence of the Annuitant, our status within such states, and the insurance tax laws of such states.  Currently, such premium taxes range from 0% to 3.5%.  For a schedule of such taxes, see Appendix C, at page 112 of this prospectus.

Annual Reports to Certificate Owners

At least once each Certificate Year, we send you a report showing, for each Sub-account that had values at any time during the year, the following values:

●
for an Interest Sub-account, the Surrender Value and Accumulated Value at the beginning and end of the Certificate Year; the amount of any surrenders, transfers, and interest credits during the Certificate Year; and any premium payments allocated to an Interest Sub-account during the Certificate Year.

●
for each Index Sub-account, the Surrender Value and Indexed Value at the beginning and end of the Certificate Year;  the amount of any surrenders during the year; the S&P 500 Index value as of the most recent Sub-account Anniversary and the Index Increase or Index Decrease, if any, during the Certificate Year.

Available Information

The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, (the "1934 Act") and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "SEC"). Such reports and other information can be inspected and copied at the SEC's public reference facilities at 100 F Street, N.W., Washington, D.C.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains a Website that contains the text of reports, proxy and information statements and other information as filed electronically by the Company with the Commission; these filings are found at the following address: http://www.sec.gov.

The Company has filed a registration statement and related exhibits (collectively, the "Registration Statement") with respect to the contracts with the Commission under the Securities Act of 1933. This Prospectus has been filed as a part of the Registration Statement and does not contain all of the information set forth in the Registration Statement. Reference is hereby made to the Registration Statement for further information relating to the Company and the contracts. The Registration Statement may be inspected and copied, and copies can be obtained as described above.

Incorporation of Certain Documents by Reference

The Company's Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") is incorporated herein by reference. All documents or reports we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of the offering, shall be deemed incorporated by reference into the prospectus.

The Company will furnish, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of the documents referred to above which have been incorporated by reference into this Prospectus, including any exhibits that are specifically incorporated by reference in such documents.  Requests for such document should be directed to the Secretary, Sun Life Assurance Company of Canada (U.S.), Service Office, P.O. Box 9133, Wellesley Hills, Massachusetts 02481, telephone (800) 229-3950.

DEFINITIONS

Accumulated Value: The value of an Interest Sub-account, equal to all allocations or transfers to an Interest Sub-account, less all amounts transferred or surrendered from an Interest Sub-account, plus all interest credited to an Interest Sub-account.  (See "Interest Sub-account").

Allocated Certificate: A Certificate that provides for allocations or credits to the account of an individual participant.

Annuitant: The natural person on whose life annuity payments are based and who will receive annuity payments starting on the Income Date.

Annuity Options: Options available for annuity payments.

Cap: The maximum percentage by which the Indexed Value of an Index Sub-account may increase during a single Term.

Certificate: The document issued to each Certificate Owner evidencing his or her interest in the Group or Individual Annuity Contract. The term Certificate also includes any Group Contract and any Individual Contract, unless the context requires otherwise.

Certificate Anniversary, Certificate Year: Each 12-month period beginning on the Certificate Date and each anniversary thereafter.

Certificate Date: The date a Certificate is issued and your rights and benefits begin.

Certificate Owner ("you"): The person(s) or entity who is named in the Certificate and has the privileges of ownership defined in the Certificate. The person(s) or entity designated in the Certificate application or the individual designated in the Enrollment Form for an Allocated Certificate.

Certificate Owner Account: The Account established under a Certificate for all of the values attributable to you and accounted for separately by Certificate Owner Sub-accounts.

Certificate Owner Sub-account: We establish Interest and/or Index Sub-account(s) that you may direct the Initial Premium and any Subsequent Premium or transfers to.  The Sub-accounts are used to value and maintain records of your values under a Certificate.

Company ("we", "us", "our", "Sun Life (U.S.)"): Sun Life Assurance Company of Canada (U.S).

Contract Owner: The person(s) or entity that is named in the contract and has the privileges of ownership defined in the contract.

Declared Rate: The rate of interest declared and guaranteed by us at the beginning of each calendar month which is used to calculate the interest to be credited to an Interest Sub-account.

Designated Beneficiary: The person designated to receive death benefits under the Certificate. The Designated Beneficiary will be the first person among the following who is alive on the date of death: Certificate Owner, joint Certificate Owner, Primary Beneficiary, Contingent Beneficiary, and, otherwise, the Certificate Owner's estate.  If the Certificate Owner and Joint Certificate Owner are both alive, they will be the Designated Beneficiary together.

Enrollment Form: An application for an Allocated Certificate.

Floor: If the Floor is a positive number or zero, it represents the minimum percentage by which the Indexed Value of an Index Sub-account may increase during a single Term.  If the Floor is a negative number or there is no Floor, it represents the maximum percentage by which the Indexed Value of an Index Sub-account may decrease during a single Term.

General Account: Our general investment account which contains all of our assets, except those in separate accounts.

Guaranteed Interest Rate: The interest rate which, when compounded, will equal an annual rate of 3%.

Guaranteed Interest Rate Factors: The Participation Rate, Cap, and Floor, which we set and guarantee at the beginning of each Term of an Index Sub-account and used to calculate Index Increases and Index Decreases under a formula set forth in the Certificate and described in Appendix A.

Income Date: The date on which annuity payments are to begin. The Income Date is the Annuitant's 90th birthday unless state law requires an earlier date.

Income Value: The sum under a Certificate of the Accumulated Value for an Interest Sub-account and the Indexed Value in each Index Sub-account on the Income Date.

Index Decrease: A negative adjustment of Indexed Value which is calculated using the Guaranteed Interest Rate Factors as applied to percentage changes in the S&P 500 Index.  This can only occur if there is no Floor or the Floor is less than zero and the S&P 500 Index value on the first Sub-account Anniversary of a Term is lower than it was at the beginning of the Term.

Index Increase: Interest credited to an Index Sub-account, which is calculated using the Guaranteed Interest Rate Factors as applied to percentage changes in the S&P 500 Index.

Index Sub-account: The Sub-account to which we apply Index Increases and Index Decreases.

Indexed Value: The value of an Index Sub-account, equal to all allocations, transfers from the Interest Sub-account to establish the Index Sub-account, or renewals of that Index Sub-account, plus all Index Increases credited to the Index Sub-account, or less Index Decreases if the Floor is less than zero or there is no Floor, plus any End-Of-Term Adjustments, less all amounts surrendered from the Index Sub-account.

Individual Certificate: A Certificate issued to a natural person or a trustee.

In Force: The status of a Certificate before the Income Date, so long as:

●	it is not totally surrendered and

●	there has not been a death of the Annuitant or any Certificate Owner that would cause the Certificate to end within, at most, five years from the date of death.

Initial Premium: The premium payment submitted with the Certificate application.

Interest Sub-account: The Sub-account to which we credit interest based on a monthly declared and guaranteed rate of interest.  You will have one Interest Sub-account.

Joint Certificate Owner: Any person you designate to possess rights in the Certificate Owner Account.  We require that you and any Joint Certificate Owner act together.

Non-Allocated Certificate: A Certificate under which a single account is established on behalf of all participants in a particular employer plan or other eligible entity on a non-allocated basis.

Non-Qualified Certificate: Any Certificate that is not issued under a Qualified Plan.

Office: Our executive office at One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481.

Participation Rate: The percentage of the percentage increase or decrease in the S&P 500 Index used in the formula to calculate Index Increases or Index Decreases.

Qualified Certificate: Any Certificate issued under a Qualified Plan.

Qualified Plan: A retirement plan established pursuant to the provisions of Sections 401, 403, 408 and 408A of the Internal Revenue Code of 1986, as amended, and HR-10 (Keogh) Plans for self-employed persons.

S&P 500 Index: Standard & Poor's 500 Composite Stock Price Index which is used to calculate Index Increases and Index Decreases.

Sub-account Year, Sub-account Anniversary: Each continuous 12-month period beginning on the date an Index Sub-account is opened by allocation, transfer, or renewal and each anniversary thereafter, including the end of any applicable Term of an Index Sub-account.

Subsequent Premium: Any premium payment made after the Initial Premium.

Surrender Value: The guaranteed minimum value of each Sub-account, calculated as described in this prospectus.  The Surrender Values of an Interest Sub-account and Index Sub-accounts are calculated separately by differing formulas.  The sum of the Surrender Values in an Interest Sub-account and the Index Sub-account(s) is referred to as the Combined Surrender Value.

Term: The period for which Guaranteed Interest Rate Factors are used to calculate Index Increases or Index Decreases for an Index Sub-account. You may select terms from among those we offer.

DESCRIPTION OF CONTRACTS AND CERTIFICATES

A.  OWNERSHIP

You may exercise all rights summarized in the Certificate. Joint Certificate Owners are permitted. Contingent Certificate Owners are not permitted. Prior to the Income Date, you and any Joint Certificate Owner may, by Written Request, change the Certificate Owner, Joint Certificate Owner, Beneficiary, Contingent Beneficiary, Contingent Annuitant, or in certain instances, the Annuitant.  An irrevocably-named person may be changed only with the written consent of that person.

Because a change of Certificate Owner by means of a gift may be a taxable event, you should consult a qualified tax professional as to the tax consequences resulting from such a transfer.

Qualified Certificates may have limitations on transfer of ownership.  You should consult a qualified tax professional as to the tax consequences resulting from such a transfer.

B.  ENROLLMENT FORM AND PREMIUM PAYMENTS

The Initial Premium must be at least $5,000 and is due on the Certificate Date. The maximum Initial Premium is $500,000.  Payments of $500,000 or more require our approval.  You may purchase multiple Certificates, although we reserve the right to limit the total premiums you may pay on multiple Certificates.  We may reject any premium payment.

We credit the Initial Premium to a Certificate Owner Account, which we will establish on the day we receive a properly completed application or Enrollment Form and the required premium payment.  We will issue a Certificate and confirm the receipt of the Initial Premium in writing.  If the Certificate is issued on a Non-Allocated basis, a single Certificate Owner's Account is opened for you.  A Certificate Owner Account starts earning interest on the day after it is established.  You may choose to allocate the Initial Premium to an Interest Sub-account and/or one or more Index Sub-accounts, as described below.

If we determine that an application or Enrollment Form is incomplete, we will attempt to notify you by letter or telephone to obtain the necessary information.

We will return the Initial Premium and any incomplete application or Enrollment Form, along with the corresponding premium payment, that is not completed within three weeks of receipt.

We will permit others to act on your behalf in certain instances, including:

●	We will accept an application for a Certificate signed by an attorney-in-fact if we receive a copy of the power of attorney with the application.

●	We will issue a Certificate to replace an existing life insurance or annuity policy that we or an affiliated company issued even though we did not previously receive a signed application from you.

Certain dealers or other authorized persons such as employers and Qualified Plan fiduciaries may inform us of your responses to application questions by telephone or by order ticket and cause the Initial Premium to be paid to us. If the information is complete, we will issue the Certificate with a copy of an application containing that information. We will send you the Certificate and a letter so you may review the information and notify us of any errors. We may request you to confirm that the information is correct by signing a copy of the application or a Certificate delivery receipt.  We confirm, in writing, all purchases.  Our liability extends only to confirmed purchases.

Eligible individuals may make Subsequent Premium payments not less than $1,000 or more than $100,000. Subsequent Premium payments may not be made after the first Certificate Year if the Annuitant's age is within 10 years of the Income Date.  You instruct how Subsequent Premium payments will be allocated to the Sub-accounts.  If you do not specify how the Subsequent Premium payment is to be allocated, we will add it to an Interest Sub-account.

C.  ACCUMULATION PERIOD

1.  General

The Certificate consists of a series of Sub-accounts, including a single Interest Sub-account and multiple Index Sub-accounts.  We create a new Index Sub-account each time you allocate a premium payment or make a transfer to establish a new Index Sub-account.  We calculate all benefits under the Certificate by first calculating the appropriate value of each Sub-account and then aggregating all Sub-account values to determine your values.

Amounts you allocate to an Interest Sub-account will earn interest and amounts allocated to an Index Sub-account may earn Index Increases.

2.  Interest Sub-account

Any amount allocated to an Interest Sub-account will earn interest at a rate calculated and credited daily based on the Declared Rate.  The Declared Rate is an annual effective interest rate that will be credited when daily interest credits have compounded for a full year. We set the Declared Rate on the first business day of each calendar month and we guarantee the rate for that month.  The Declared Rate will not be less than a rate which when compounded will equal a 3% annual rate.  Thus, the Declared Rate has a guaranteed component and may include interest in excess of the guaranteed component.

The determination of the Declared Rate will be reflective of interest rates generally available on the types of investments in which we intend to invest the proceeds attributable to your Interest Sub-accounts. (See "Investments by Sun Life (U.S.)".) In addition, we may consider various factors in determining Declared Rates for a given period, including regulatory and tax requirements, sales commissions and administrative expenses we bear, general economic trends, and competitive factors. We will make the final determination as to the declared rate.

An Interest Sub-account will have an Accumulated Value and a Surrender Value.

The Accumulated Value is the Initial and Subsequent Premiums allocated to an Interest Sub-account plus any transfers to an Interest Sub-account, less amounts transferred or surrendered from an Interest Sub-account.  We credit interest at the Declared Rate to this net amount.

The Accumulated Value is available only during three time periods:

●	as a surrender payable if all or part of an Interest Sub-account is surrendered within the first five days of any calendar month.

●	as a Death Benefit that is payable if the Certificate is surrendered within 90 days after the date of certain deaths.

●	as a value applied on the Income Date to determine the amount of income payments.

At all other times, the Surrender Value is available while the Certificate is In Force.

The Surrender Value at any time is equal to:

●	90% of the Initial and Subsequent Premiums allocated to an Interest Sub-account, plus

●	any Surrender Values transferred to this Sub-account from any Index Sub-account, less

●	Surrender Values transferred or surrendered from this Sub-account.

Interest, both guaranteed and excess, is credited to this net amount.

We credit guaranteed interest daily at a rate which when compounded will equal a 3% annual rate.

Excess interest is the excess, if any, of interest credited to the Accumulated Value over interest credited to the Surrender Value from the last date we credited excess interest to the current date.  We add excess interest on the first of each calendar month and on any date of a transfer or surrender from this Sub-account.

On each Certificate Anniversary within 10 years of the Income Date, if the Accumulated Value exceeds the Surrender Value, we will increase the Surrender Value by 1% of the Accumulated Value, but not to an amount greater than the Accumulated Value.

3.  Index Sub-accounts

Multiple Index Sub-accounts may be open at any time.  Each Index Sub-account that is open will have its own Term, Participation Rate, Cap, Floor and values. The descriptions below relate to a single Index Sub-account.  This section describes activities that relate to activities within a specific Index Sub-account, such as a partial surrender from a particular Index Sub-account.

An Index Sub-account will have an Indexed Value and a Surrender Value. The Indexed Value is available only during three time periods:

●	as a surrender payable if the Index Sub-account is surrendered within 45 days after the end of its Term;

●	as a Death Benefit that is payable if the Certificate is surrendered by the later of 90 days after the date of certain deaths and 60 days after we receive notice of such death; and

●	as an amount applied on the Income Date to determine the amount of income payments.

At all other times, the Surrender Value is available while the Certificate is In Force.

The Indexed Value is the premium payment allocated to or the Accumulated Value transferred to the Index Sub-account, plus or minus any Index Increase or Index Decrease, plus end-of-term adjustments less any partial surrenders.

We determine Index Increases on each Sub-account Anniversary using the S&P 500 Index and the Participation Rate, Floor and Cap.  This calculation may result in an Index Decrease only if there is a reduction in the S&P 500 Index on the first Sub-account Anniversary of a Term and there is no Floor or the Floor is less than zero.  We will apply any Index Increase or Index Decrease proportionately over the remainder of the Term (See "Appendix A").

We will calculate and apply Index Increases and Index Decreases to a Sub-account at each Sub-account Anniversary after the start of a Term.  The Certificate contains a formula for using the S&P 500 Index and the Guaranteed Interest Rate Factors established at the beginning of the Term to calculate the Index Increases and Index Decreases on each Sub-account Anniversary in the Term.  We apply all Index Increases and Index Decreases to the Sub-account proportionately over the entire Term. For example, we will apply an Index Increase or Index Decrease attributable to the first year in a five year Term over the first to fifth years in equal amounts. (See "Appendix A", Illustrations 1-6), except that following an Index Decrease, if the S&P 500 Index on any subsequent Sub-account Anniversary in a Term exceeds the S&P 500 Index at the beginning of the Term, we will no longer apply Index Decreases.

There are two parts to the formula.  The first calculates the proportionate credit for any increase in the S&P 500 Index from its prior highest Sub-account Anniversary value to its new highest value on the current Sub-account Anniversary.  The second determines the proportionate credit for any change in the S&P 500 Index occurring on a prior Sub-account Anniversary(ies).  This part is always zero on the first Sub-account Anniversary in a Term.

WHEN THE FLOOR IS ZERO OR GREATER

At the first Sub-account Anniversary of a Term, we calculate the Index Increase, if any, by:

●	multiplying

(i)	the Participation Rate by

(ii)	the change in the S&P 500 Index from the beginning of the Term to the first Sub-account Anniversary, divided by its beginning of Term value;

●	dividing the result by the number of years in the Term; and

●	multiplying this percentage by the smaller of the Indexed Value at the beginning of the Term and the Indexed Value (prior to the crediting of any Index Increases) on the first Sub-account Anniversary.

After the first Sub-account Anniversary in any Term:

We calculate Part one by:

●	multiplying

(i)	the Participation Rate by

(ii)	any increase in the S&P 500 Index from its prior highest Sub-account Anniversary value to its current highest Sub-account Anniversary value, divided by its beginning of Term value;

●	multiplying this result by the ratio of the number of completed Sub-account Years in the Term to the total number of Sub-account Years in the Term; and

●
multiplying this percentage by the smaller of the Indexed Value at the beginning of the Term and the Indexed Value (prior to the crediting of any Index Increases) on any Sub-account Anniversary in the Term.

We calculate Part two by:

●
multiplying the Participation Rate by the percentage change in the S&P 500 Index since the beginning of the Term, calculated using the highest value attained by the S&P 500 Index at any Sub-account Anniversary during the Term, excluding the value of the S&P 500 Index at the beginning of the Term and on the current Sub-account Anniversary;

●	dividing the resulting percentage by the number of Sub-account Years in the Term; and

●
multiplying this percentage by the smaller of the Indexed Value at the beginning of the Term and the Indexed Value (prior to the crediting of any Index Increases) on any Sub-account Anniversary in the Term.

WHEN THERE IS NO FLOOR OR THE FLOOR IS LESS THAN ZERO

At the first Sub-account Anniversary of a Term, we calculate the Index Increase or the Index Decrease by:

●	multiplying

(i)	the Participation Rate by

(ii)	the change in the S&P 500 Index from the beginning of the Term to the first Sub-account Anniversary, divided by its beginning of Term value;

●	dividing this result by the number of years in the Term; and

●
multiplying this percentage by the smaller of the Indexed Value at the beginning of the Term and the Indexed Value (prior to the crediting of any Index Increase or Index Decrease) on the first Sub-account Anniversary.

If there is no decrease in the S&P 500 Index on the first Sub-account Anniversary of a Term, there will be no Index Decreases during the Term.

After the first Sub-account Anniversary, we use the following two-part calculation to determine any Index Increases and proportionately distribute the first year decrease, if any, and any subsequent increases over the remainder of the Term.

We calculate Part one by:

●	multiplying

(i)	the Participation Rate by

(ii)	any increase in the S&P 500 Index from its prior highest Sub-account Anniversary value to its current highest Sub-account Anniversary value divided by its beginning of Term value;

●	multiplying this result by the ratio of the number of completed Sub-account Years in the Term to the total number of Sub-account Years in the Term; and

●
multiplying this percentage by the smaller of the Indexed Value at the beginning of the Term and the Indexed Value (prior to the crediting of any Index Increases) on any Sub-account Anniversary in the Term.

We calculate Part two by:

●
multiplying the Participation Rate by the percentage change in the S&P 500 Index since the beginning of the Term, calculated using the highest value attained by the S&P 500 Index at any Sub-account Anniversary during the Term excluding the value of the S&P 500 Index at the beginning of the Term and on the current Sub-account Anniversary;

●	dividing the resulting percentage by the number of Sub-account Years in the Term; and

●
multiplying this percentage by the smaller of the Indexed Value at the beginning of the Term and the Indexed Value (prior to the crediting of any Index Increases or Index Decreases) on any Sub-account Anniversary in the Term.

THIS SECTION APPLIES IN ALL INSTANCES

Any Index Increases calculated above may be reduced if the Cap is applicable and increased if a Floor in excess of zero is applicable.  Index Decreases may be reduced if a Floor is applicable.  The sum of the two parts of the formula equals the total amount that we add to the Sub-account Indexed Value. If the S&P 500 Index on each Sub-account Anniversary in a Term is less than the S&P 500 Index at the beginning of the Term, we will not credit any Index Increases during the Term, and we will apply an Index Decrease if there is no Floor or the Floor is less than zero.

In the event the S&P 500 Index has increased on a Sub-account Anniversary during a Term, the effect of this formula is to provide that, in the absence of any Index Decreases or any partial or total surrender during a Term, the total Index Increases, if any, we credit to an Index Sub-account during a Term will equal the Sub-account Indexed Value at the beginning of the Term multiplied by a percentage (Participation Rate) of the percentage increase in the S&P 500 Index since the beginning of the Term (subject to the Cap and the Floor), using the highest value attained by the S&P 500 Index on any Sub-account Anniversary in the Term, excluding the value of the S&P 500 Index at the beginning of the Term and on the current Sub-account Anniversary.

In the event the S&P 500 Index value has decreased on the first Sub-account Anniversary of a Term, the effect of this formula is to provide that, in the absence of any subsequent Index Increases or any partial or total surrender during a Term, the total Index Decreases, if any, applied to an Index Sub-account during a Term will equal the Indexed Value at the beginning of the Term multiplied by a percentage (Participation Rate) of the percentage decrease in the S&P 500 Index since the beginning of the Term (subject to the Floor), using the value attained by the S&P 500 Index on the first Sub-account Anniversary of a Term.

Partial surrenders in excess of Index Increases or Index Decreases will reduce the amount of the Index Increases or Index Decreases credited after such surrender, but do not affect the portion of Index Increases or Index Decreases previously applied.

The total Index Increases we credit to an Index Sub-account may be more or less than the amount of interest we credit to an Interest Sub-account established at the same time, depending on the change in the S&P 500 Index and the Guaranteed Interest Rate Factors over the course of the Term.

The formula may produce Index Increases or Index Decreases to the Indexed Value, or the Indexed Value may remain unchanged.  Over time, the Indexed Value of an Index Sub-account may be less than the Surrender Value of that same Index Sub-account.  In those circumstances, the Surrender Value is used to calculate any benefit payable under the Certificate.  In addition, if at the end of a Term, the Indexed Value of an Index Sub-account is less than the Surrender Value of that Sub-account, we will credit the Indexed Value with an End of Term Adjustment equal to the excess of the Surrender Value over the Indexed Value.

The Surrender Value of an Index Sub-account at any time is equal to the initial Surrender Value plus any Sub-account Anniversary Adjustments (defined below), less any partial surrenders.  Interest is credited to the net amount at an annual effective rate of 3%.

A Sub-account Anniversary Adjustment may occur when we compare the Indexed Value and the Surrender Value on each Sub-account Anniversary.  If

●	the Indexed Value exceeds the Surrender Value, and

●	the total to date of all Index Increases or Index Decreases applied during the Term exceeds "all increases in the Surrender Value during the Term",

then the Surrender Value will be increased by the difference between the two amounts above.  "All increases in the Surrender Value during the Term" equal the total to date during the Term of all prior Sub-account Anniversary Adjustments to the Surrender Value and all interest credited to the Surrender Value. (The interest for each Sub-account equals the Surrender Value at the end of the Sub-account year plus the amount of any partial surrender(s) during the Sub-account year, less the Surrender Value at the start of the Sub-account year).

After the above adjustment, on each Sub-account Anniversary within 10 years of the Income Date, if the Indexed Value exceeds the Surrender Value, then the Surrender Value will be increased by the lesser of (a) and (b), where:

(a)	is 1% of the Indexed Value multiplied by the number of elapsed Sub-account Anniversaries within this 10-year period, less any prior increases that were made pursuant to this provision; and

(b)	is the difference between the Indexed Value and the Surrender Value.

The initial Surrender Value of an Index Sub-account is equal to 90% of the premium allocated to the Index Sub-account if opened by a premium payment, and 100% of the Surrender Value transferred to the Index Sub-account if opened by a transfer.

Currently the index is the Standard & Poor's 500 Composite Stock Price Index ("S&P 500 Index").  The S&P 500 Index is a widely accepted and broad measure of the performance of the major United States stock markets.  The S&P 500 Index is a market value weighted measure of changes in the prices of the underlying securities and does not reflect any stock dividend income on the underlying securities.  "S&P", "S&P 500", and "Standard & Poor's 500" are trademarks of The McGraw Hill Companies, Inc., and have been licensed for use by us.  The Certificate is not sponsored, endorsed, sold, or promoted by Standard & Poor's and Standard & Poor's makes no representation regarding the advisability of purchasing the Certificate.

If the publication of the S&P 500 Index is discontinued, or the calculation of the S&P 500 Index is changed substantially, we will substitute a suitable index and notify you.

The formula we use to calculate Index Increases and Index Decreases and illustrative examples are set forth in Appendix A.

Renewal Terms.  For Index Sub-accounts, a new Term will begin automatically at the end of a Term, unless you elect a total surrender. (See "Surrenders".) Prior to the end of each Term of each Index Sub-account, we will notify you of the lengths available for the next Terms.  You may choose from the Terms we offer at that time.  We may discontinue offering Terms of certain lengths currently available or offer Terms of different lengths from time to time.  The then available Guaranteed Interest Rate Factors may vary based on the duration of the Term selected and may differ from the rates currently available for new Certificates.  You may not select a Term for a period longer than the number of years remaining until the Income Date or beyond the maximum date allowed following the death of a Certificate Owner, Joint Certificate Owner, or Annuitant, if the Owner is a non-natural person. If the selected Term exceeds these limits, we will automatically transfer the value of the Index Sub-account to the Interest Sub-account.

The Indexed Value at the beginning of any subsequent Term will be equal to the value at the end of the previous Term.  In the absence of any partial or total surrender or transfer (described below), the Indexed Value will earn and we will credit it with any Index Increases for each year in the subsequent Term, using the Guaranteed Interest Rate Factors established at the beginning of the subsequent Term you select or established by default (as described above) in the absence of other instructions.  The Surrender Value at the beginning of any subsequent Term will be equal in value to the Surrender Value at the end of the prior Term.  The Indexed Value at the beginning of a new Term can be greater than or equal to the Surrender Value, depending on Index Increases, Index Decreases, and surrenders during the prior Term.  As a result, the initial Surrender Value for a new Term will be equal to or less than the initial Indexed Value for the new Term bearing the same relationship between Indexed Value and Surrender Value as determined at the end of the prior Term. For example, if the Surrender Value was 95% of the Indexed Value at the end of the prior Term, it will be 95% of the initial Indexed Value for the new Term.  Absent any partial surrenders in the prior Term, the initial Surrender Value will never be less than 90% of the initial Indexed Value in the new Term.

Establishment of Guaranteed Interest Rate Factors.  We periodically establish Guaranteed Interest Rate Factors for initial and renewal Terms. We will declare Guaranteed Interest Rate Factors for the Term chosen at the time of the initial purchase or renewal.  We may establish differing Guaranteed Interest Rate Factors for Terms of different lengths.  We may offer differing Guaranteed Interest Rate Factors for initial allocations, transfers, and renewal Terms.

We have no specific formula for determining the Guaranteed Interest Rate Factors.  We will make the final determination of Guaranteed Interest Rate Factors and we cannot predict or guarantee what these factors will be.

Information on Renewal Rate Factors. You may call to inquire about Guaranteed Interest Rate Factors for Terms then being offered. In addition, prior to the beginning of each subsequent Term, we will notify you in writing of the Terms available.  Guaranteed Interest Rate Factors will be declared prior to renewal.  At the end of any Term, you will have the opportunity to select any other duration of Term then being offered.

4.  Risk Considerations

The interest rates and Index Increases we credit to your Account are based on guarantees we made.  The initial and subsequent Guaranteed Interest Rates and Guaranteed Interest Rate Factors apply to the original principal sum and reinvested earnings.  The amount of any Index Increases we credit to an Index Sub-account may be more or less than the amount of interest we credit to an Interest Sub-account.  Moreover, it is possible that we will apply an Index Decrease at each subsequent Index Sub-account Anniversary after the first if the S&P 500 Index does not exceed its beginning value on any subsequent Index Sub-account Anniversary in a Term.  If the Floor established for a Term is less than zero, and the S&P 500 Index is lower on the first Sub-account Anniversary than it was at the beginning of the Term, the Indexed Value could be less than principal (i.e., premium payments).

5.  Surrenders

General.

You may make a partial or total surrender of your Account at any time prior to the Income Date while the Certificate is In Force, subject to the conditions described below.  You may request partial surrenders from any specified Sub-account. Partial and total surrenders are not subject to a surrender charge.  However, the values available for surrender may differ depending on the timing of the surrender.  For example, in the Interest Sub-account, the Accumulated Value is available during the first five days of every month.  At all other times, the Surrender Value is available.  The available value in an Index Sub-account during the first 45 days of a new Term is the greater of the Indexed Value and Surrender Value. After 45 days, only the Surrender Value is available.

Partial Surrenders.

At any time prior to the Income Date, you may make a partial surrender by notifying us in writing if:

●	the surrender request is at least $250;

●	the Surrender Value remaining in each Index Sub-account after the partial surrender has been made is at least $1,000; and

●	the Combined Surrender Value remaining in the Certificate after the partial surrender has been made is at least $4,000.

If after complying with a request for a partial surrender there would be insufficient value in the Certificate Owner Account to keep the Certificate In Force, we will treat the request as a request to surrender only the excess over $4,000.

Notwithstanding the above, we do not allow Partial Surrenders from the Index Sub-account(s) if we issued the Certificate under a Corporate or Keogh Qualified Plan established pursuant to the provisions of Section 401 of the Internal Revenue Code.

Surrender Procedures.

If you do not specify from which Sub-account(s) the partial surrender is to be taken, we will withdraw it from Sub-accounts in the following order:

●	from the Interest Sub-account;

●	from any Index Sub-account where the Indexed Value is available, starting with the most recently established Index Sub-account; and

●	from any Index Sub-account where the Indexed Value currently is not available, starting with the most recently established Index Sub-account.

We have established these default procedures with the goal of minimizing any adverse impact on you; however, we do not represent that the order of surrenders will necessarily be the most favorable sequence for any individual Certificate Owner.  You should evaluate factors such as the length of the Terms, timing of the partial surrender, the Guaranteed Interest Rate Factors, and the Indexed Value of each Sub-account to determine the appropriate Sub-account from which to take a partial surrender.

Total Surrenders.

You may request a total surrender in writing.  Surrendering the Certificate will end it.  We will determine the Surrender Value as of the date we receive your request for surrender in writing.  We will pay you, as applicable, the Accumulated Value or Surrender Value of the Interest Sub-account and the Indexed Value or Surrender Value of the Index Sub-account(s), less a deduction for any premium taxes not previously paid.  For any total surrender made after the first Certificate Year, you may receive the values under an Annuity Option, rather than in a lump sum.

We will, upon request, inform you of the amount payable upon a partial or total surrender.  Any partial or total surrender may be subject to tax and tax penalties.  (See "Tax Considerations".)

We may defer payment of any partial or total surrender for a period not exceeding six months from the date the Written Request for surrender is received, or any shorter period permitted by state insurance law.  Only under highly unusual circumstances will we defer a surrender payment more than 30 days.  While all circumstances under which deferral of a surrender payment might be involved are not foreseeable at this time, such circumstances could include, for example, a period of unusually high surrender requests, accompanied by a radical shift in interest rates.  If we decide to defer payment for more than 30 days, we will notify you in writing of that decision.

6.  Dollar Cost Averaging Programs

We offer dollar cost averaging programs in which you may participate by making a written request. Under the programs, we periodically and automatically transfer values from the Interest Sub-account to the new Index Sub-accounts of specific Terms that you select. The programs allow you to allocate premium payments to Index Sub-accounts over time rather than investing in an Index Sub-account all at once. The programs are available for initial and subsequent Premium payments and for values transferred into the Interest Sub-account. You may not choose an Index Sub-account with a Term that would extend beyond the Income Date or the maximum date allowed following the death of a Certificate Owner, any Joint Certificate Owner, or Annuitant, if the Certificate Owner is a non-natural person. We reserve the right to limit the number of Index Sub-account Terms you may choose; however, there are currently no limits.

Each transfer from the Interest Sub-account will be to a new Index Sub-account of a Term you select which will have declared Guaranteed Interest Rate Factors unique to that Sub-account. As described in "Establishment of Guaranteed Interest Rate Factors", we establish these factors periodically and we will establish them prior to each transfer.

Because you elect the dollar cost averaging programs prior to our declaration of the Guaranteed Interest Rate Factors for Index Sub-accounts established under the programs, you should contact us prior to any transfer date to determine the Guaranteed Interest Rate Factors applicable to the planned transfer.  You may elect to terminate the programs at any time. We do not charge you for your participation in a dollar cost averaging program or for transfers made under a program.

We offer two dollar cost averaging programs:

Under the first program, you must specify in writing the amount (minimum $1,000) of each periodic transfer and the Index Sub-account Term(s) to which you want the transfers made.  We will transfer values until all values are transferred from the Interest Sub-account.  When the value remaining in the Interest Sub-account after the current transfer would be less than the periodic transfer amount, we will add that remaining value to the current transfer and allocate it proportionally to the designated Index Sub-account(s). The program will then end. For example, assume you have designated $1,000 to a 3 year Term Index Sub-account and $1,000 to a 5 year Term Index Sub-account and have $2,500 remaining in the Interest Sub-account. The final transfer will be for $1,250 to a 3-Year Term Index Sub-account and $1,250 to a 5-year Term Index Sub-account.

Under the second program, you must specify in writing the amount (minimum $1,000) of each periodic transfer, the duration for which you want the periodic transfers made (e.g., 15 months) and the Index Sub-account Term(s) to which you want the transfers made.

The first transfer will occur on a particular date that we designate in advance (the "designated date") as long we receive your written request no later than five business days prior to the designated date. Each subsequent transfer will occur following the designated date.  For example, if the frequency is monthly and the designated date is the 10th of a month and we receive your notice on April 2, the first transfer will occur on April 10 and on the 10th of each successive month.

Before any final transfer, you may extend our first program by allocating Subsequent Premium to the Interest Sub-account or by transferring the Indexed Value of any Index Sub-account at the end of its Term to the Interest Sub-account.

We allow partial surrenders from the Interest Sub-account while a dollar cost averaging program is in effect.  The duration of either program may be shortened by partial surrenders.

You may request in writing or by telephone that we change the periodic amount to be transferred, change the Index Sub-account(s) Terms to which you want the transfers made, or end the program.  The program will automatically end if the Income Date occurs.  We reserve the right to end the program at any time by sending you a notice one-month in advance.

We must receive written or telephone instructions by 4:00 PM Eastern Time of the business day preceding the next scheduled transfer in order to be in effect for that transfer.  Telephone instructions are subject to the conditions and procedures we establish from time to time.  The current conditions and procedures appear in Appendix D.  If you participate in a dollar cost averaging program, we will notify you in advance of any changes.

7.  Transfer of Values

You may transfer account values between the Interest Sub-account and Index Sub-accounts, subject to the following:

●	you must make all requests for transfers before the Income Date in writing or by telephone;

●	the number of transfers may not exceed any limit we set for a specified time period. Currently, we do not limit the number of permissible transfers in a single Certificate Year;

●	you may transfer all or part of an Interest Sub-account (but not less than $1,000) to establish a new Index Sub-account at any time before the Income Date;

●	a transfer from an Index Sub-account to an Interest Sub-account must include the entire Indexed Value of the Sub-account and may only be made at the end of a Term;

●
the Term of a new Index Sub-account cannot be longer than the number of years remaining until the Income Date or the date allowed following the death of a Certificate Owner, Joint Certificate Owner or Annuitant, if the Owner is a non-natural person.

Currently, we do not charge for transfers.  However, we reserve the right to charge $25 per transfer if you make more than four transfers in a single Certificate Year.  This restriction will not apply to dollar cost averaging programs.  We reserve the right, at any time and without prior notice, to terminate, modify, or suspend the transfer privileges described above.

8.  Premium Taxes

We deduct the amount of premium taxes levied by any state or governmental entity when the premium tax is incurred, unless we elect to defer such deduction until the time of surrender or the Income Date.  It is not possible to describe precisely the amount of premium tax payable on any Certificate transaction. Such premium taxes depend, among other things, on the type of Certificate (Qualified or Non-Qualified), on the state of residence of the Certificate Owner, the state of residence of the Annuitant, our status within such states, and the insurance tax laws of such states.  Currently, premium taxes range from 0% to 3.5%.  Appendix C contains a schedule of state premium taxes.

9.  Death Provisions

The following provisions do not apply to Non-Allocated Certificates. With Non-Allocated Certificates, Annuitants or payees are unknown until you request that an annuity be effected.

(a)  Non-Qualified Certificate

Death of a Certificate Owner, Joint Certificate Owner, or Certain Non-Certificate Owner Annuitants. If, while the Certificate is In Force, you or any Joint Certificate Owner dies (whether or not the decedent is also the Annuitant) or if the Annuitant dies when a non-natural person such as a trust owns the Certificate, the Designated Beneficiary will control the Certificate Owner Account.

If the decedent was the Certificate Owner or the Annuitant (if the Certificate Owner is not a natural person), the Designated Beneficiary may, by the later of the 90th day after the death and the 60th day after we receive notice of the death, surrender the Certificate Owner Account for the death benefit on the date of surrender. The total death benefit is the sum of the death benefit(s) of an Interest Sub-account and each Index Sub-account(s).  The death benefit of an Interest Sub-account is equal to the Accumulated Value of an Interest Sub-account, i.e.,

(a)	the portion of the Initial Premium allocated to an Interest Sub-account; plus

(b)	the portion of any Subsequent Premium(s) allocated to the Interest Sub-account; plus

(c)	any amounts transferred to an Interest Sub-account; less

(d)	any partial surrender amounts from an Interest Sub-account; less

(e)	any amounts transferred from an Interest Sub-account; plus

(f)	interest on the net amount at the Declared Rate set on the first day of each calendar month and guaranteed for that month.

In all instances except when the Floor is greater than zero, the death benefit of each Index Sub-account is the greater of the Death Benefit and the Surrender Value.  The Death Benefit is equal to (a)-(b), where:

(a)	is the Indexed Value at the start of the Sub-account Year in which death occurs, with the applicable Index Increase recalculated as described in Appendix B, and

(b)	is the sum of any partial surrenders since the start of the Sub-account Year.

If the Floor is greater than zero, (a) is "the Indexed Value as of the date of death, less any subsequent Partial Surrender".

For a surrender after the applicable 90 or 60 day period and for a surrender following the death of a Joint Certificate Owner, we will pay the Surrender Value instead.

If the decedent's surviving spouse is the sole Designated Beneficiary, he or she will automatically become the new sole Certificate Owner as of the decedent's date of death.  If the decedent was the Annuitant, the new Annuitant will be any living contingent Annuitant, otherwise the surviving spouse.  The Certificate Owner Account can stay in force until another death occurs. Except for this paragraph, all of "Death Provisions" will apply to that subsequent death.

In all other cases, the Certificate may remain In Force for a period not to exceed five years from the date of death.  During this period, the Designated Beneficiary may exercise all ownership rights, including the right to make transfers or partial surrenders or the right to totally surrender the Certificate pursuant to the surrender provisions. If the Certificate is still In Force at the end of the five-year period, we will automatically end it by paying the Surrender Value to the Designated Beneficiary. If the Designated Beneficiary is not alive then, we will pay any Person(s) previously named by the Designated Beneficiary in writing, otherwise we will pay the Designated Beneficiary's estate.

Payment of Benefits.  Instead of receiving a lump sum, you or any Designated Beneficiary may in writing direct us to pay any benefit of $5,000 or more under an Annuity Option that meets the following:

●	the first payment to the Designated Beneficiary must be made no later than one year after the date of death;

●	payments must be made over the life of the Designated Beneficiary or over a period not extending beyond that person's life expectancy; and

●
any Annuity Option that provides for payments to continue after the death of the Designated Beneficiary will not permit the successor payee to extend the period of time over which the remaining payments are to be made.

You may also direct that any benefit payable to a Designated Beneficiary be paid under an Annuity Option meeting these same requirements.

Death of Certain Non-Certificate Owner Annuitants.  The following provisions apply if, while the Certificate is In Force:

●	the Annuitant dies;

●	the Annuitant is not a Certificate Owner; and

●	the Certificate Owner is a natural person.

The Certificate will continue In Force after the Annuitant's death.  The new Annuitant will be any living contingent Annuitant, otherwise the new Annuitant will be you.

(b)  Qualified Certificates

Death of Annuitant.  If the Annuitant dies while the Certificate is In Force, the Designated Beneficiary will control the Certificate.  The Designated Beneficiary has until the later of the 90th day after the death and the 60th day after we receive notice of the death to surrender the Certificate Owner Account for the death benefit on the date of surrender, calculated as described above. For a surrender after the applicable 90 or 60 day period, we will pay the Surrender Value instead.

If the Designated Beneficiary does not surrender the Certificate, the Certificate can stay In Force for the time period permitted by the Internal Revenue Code provisions applicable to the particular Qualified Plan.  During this period, the Designated Beneficiary may exercise all ownership rights, including the right to make partial surrenders or the right to totally surrender the Certificate pursuant to the surrender provisions.  If the Certificate is still In Force at the end of the period, we will automatically end it then by paying to the Designated Beneficiary the Surrender Value.  If the Designated Beneficiary is not alive then, we will pay any person(s) named by the Designated Beneficiary in writing; otherwise, we will pay the Designated Beneficiary's estate.

Payment of Benefits.  Instead of receiving a lump sum, you or any Designated Beneficiary may direct us in writing to pay any benefit of $5,000 or more under an Annuity Option that meets the following:

●	the first payment to the Designated Beneficiary must be made no later than one year after the date of death;

●	payments must be made over the life of the Designated Beneficiary or over a period not extending beyond that person's life expectancy; and

●
any payment option that provides for payments to continue after the death of the Designated Beneficiary will not permit the successor payee to extend the period of time over which the remaining payments are to be made.

You may direct us to pay benefits to a Designated Beneficiary under an Annuity Option meeting these same requirements.

D.  ANNUITY PAYMENT PROVISIONS

1.  Annuity Benefits

If the Annuitant is alive on the Income Date and the Certificate is In Force, we will begin payments under the payment option you have chosen. We determine the payments by applying the Income Value (less any premium taxes or other taxes not previously deducted) on the Income Date in accordance with the option selected.  The total Income Value is the sum of the Accumulated Value for an Interest Sub-account and the Indexed Value of the Index Account(s).

2.  The Income Date and Form of Annuity

The Income Date is shown on the Certificate Specifications page. If the Annuitant dies before the Income Date and there is a successor Annuitant, we will base the Income Date on the successor Annuitant's birthday if the successor Annuitant is younger than the deceased Annuitant.

With Allocated Certificates at least 30 days prior to the Income Date, you may ask us to apply the Income Value on the Income Date under any of the Annuity Options described below.  In the absence of such request, we will apply the Income Value on the Income Date under Option 3 to provide a monthly life annuity with 10 years of payments guaranteed.

With a Non-Allocated Certificate, you may ask us to apply a portion of the Account Value, as modified by any applicable Surrender Charge, under an Annuity Option for a participant in that Certificate Owner's plan. We will then issue a Certificate for such participant (who is also the Annuitant) and begin annuity payments as you direct.

No surrenders may occur after the Income Date.  Other special rules may apply to qualified retirement plans.  (See "Qualified Plans".)

3.  Change of Annuity Option

You may change the Annuity Option from time to time.  We must receive your written request for changes at least 30 days prior to the scheduled Income Date.

4.  Annuity Options

In addition to the following options, you may arrange other options if we agree.

Option 1 - Income for a Fixed Number of Years.  We will pay an annuity for a chosen number of years, not less than 5 nor more than 30.  If, at the death of the payee, we have made Option 1 payments for fewer than the chosen number of years:

●	we will continue payments during the remainder of the period to the successor payee; or

●
the successor payee may elect to receive in a lump sum the present value of the remaining payments, commuted at the rate of 3% per year or at any greater interest rate used to create the annuity factor for this Option 1.

See "Annuity Payments" for the manner in which Option 1 may be taxed.

Option 2 - Life Income.  We will pay an annuity for as long as the payee is alive.  The amount of the annuity payments will depend on the age of the payee at the time annuity payments are to begin and may also depend on the payee's sex.  It is possible under this option that the payee will receive only one annuity payment if the payee dies after the receipt of the first payment or will receive only two annuity payments if the payee dies after receipt of the second payment, and so on.

Option 3 - Life Income with 5 or 10 Years Guaranteed.  We will pay an annuity during the lifetime of the payee.  If, at the death of the payee, we have made payments for fewer than the selected number of years:

●	we will continue payments during the remainder of the period to the successor payee; or

●
the successor payee may elect to receive in a lump sum the present value of the remaining certain payments, commuted at the rate of 3% per year or at any greater interest rate used to create the annuity factor for this Option 3.

The amount of the annuity payments will depend on the age of the payee at the time annuity payments begin and may also depend on the payee's sex.

Option 4 - Joint and Last Survivor Income.  We will pay an annuity for as long as either the payee or a designated second natural person is alive.  The amount of the annuity payments will depend on the age of both persons at the time annuity payments begin and may also depend on each person's sex.  It is possible under this option the payees will receive only one annuity payment if both payees die after the receipt of the first payment or will receive only two annuity payments if both payees die after receipt of the second payment, and so on.

5.  Frequency and Amount of Payments

We will make payments in monthly installments.  However, if the net amount available to apply under any Annuity Option is less than $5,000, We will pay the amount in one lump sum, in lieu of the payment otherwise provided.  In addition, if payments become less than $100, we will change the frequency of payments to such intervals as will result in payments of at least $100 each.

6.  Proof of Age, Sex, and Survival of Annuitant

We may require proof of age, sex, or survival of any payee upon whose age, sex, or survival payments depend.  If the age or sex has been misstated, we will compute the amount payable based on the correct age and sex.  If income payments have begun, we will pay in full any underpayment with the next annuity payment and deduct any overpayment, unless repaid in one sum, from future annuity payments until we are repaid in full.

INVESTMENTS BY SUN LIFE (U.S.)

We invest our assets in accordance with the requirements of applicable state laws regarding investments that the general accounts and separate accounts of life insurance companies may make. Generally, these laws permit investments, subject to specified limits and certain qualifications, in federal, state, and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate, and certain other investments.  (See "General Account Investments".)

All of our General Account assets will be available to fund a Certificate Owner's claims under a Certificate.

In establishing the Guaranteed Interest Rates and Guaranteed Interest Rates Factors under the Certificates, we will take into account, among other factors, the yields available on the instruments in which we will invest the proceeds from the Certificates.  (See "Interest Sub-account" and "Establishment of Guaranteed Interest Rate Factors".)  Our obligations and the values and benefits under the Certificates, however, do not vary as a direct function of the returns on the instruments in which we will have invested the proceeds from the Certificates.

Our investment strategy with respect to the proceeds attributable to Certificates is to invest in debt securities which we use to match liabilities with respect to the Terms of Index Sub-accounts to which the proceeds are allocated. This will be done in our sole discretion by making investments authorized by applicable state law.  We expect to invest a substantial portion of the premiums received in securities issued by the United States Government, its agencies, and instrumentalities, which may or may not be guaranteed by the United States Government.  These securities could include T-Bills, Notes, Bonds, Zero Coupon Securities, and Mortgage Pass-Through Certificates, including Government National Mortgage Association backed securities (GNMA Certificates), Federal National Mortgage Association Guaranteed Pass-Through Certificates (FNMA Certificates), Federal Home Loan Mortgage Corporation Mortgage Participation Certificates (FHLMC Certificates), and others.

We may invest our assets in various instruments, including equity options, futures, forwards, and other instruments based on the S&P 500 Index, in order to hedge our obligations with respect to Index Sub-accounts.  We may buy and sell interest rate swaps and caps, Treasury bond futures, and other instruments to hedge our exposure to interest rate changes. We will purchase those derivatives from counterparties which conform to our Policies and Guidelines regarding derivative instruments.  Investments in derivatives involve certain risks. In the case of over-the-counter options and forward contracts, the risks include the possibility that markets will not exist for these investments when we want to close out a position, the risk that trading limits imposed by futures exchanges will inhibit our ability to close out positions in exchange-listed instruments, and the risk that a dealer with which we have an open position will become insolvent.

While the foregoing generally describes our investment strategy with respect to the proceeds attributable to the Certificates, we are not obligated to invest assets, including the proceeds attributable to the Certificates, according to any particular strategy, except as may be required by Delaware and other state insurance laws.

AMENDMENT OF CERTIFICATE

We reserve the right to amend the Certificate to meet the requirements of any applicable Federal or state laws or regulations.  We will notify you in writing of any such amendments.

ASSIGNMENT OF CERTIFICATE

You may assign a Certificate at any time, as permitted by applicable law.  An assignment will not be binding on us until we receive a copy of the assignment. Your rights and those of any revocably-named person will be subject to the assignment.

A Qualified Certificate may have limitations on your ability to assign the Certificate.  We assume no responsibility for the validity or effect of any assignment.

Because an assignment may be a taxable event, you should consult a qualified tax professional as to the tax consequences resulting from any such assignment.

DISTRIBUTION OF CERTIFICATE

Clarendon Insurance Agency, Inc. ("Clarendon") serves as the principal underwriter for the Certificate. Salespersons who represent us as insurance agents will sell the Certificates.  Such sales persons are also registered representatives of broker-dealers who have entered into selling agreements with Clarendon.  Clarendon is our subsidiary, and is registered with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934 ("Exchange Act") as a broker-dealer.  Clarendon is a member of the Financial Industry Regulatory Authority ("FINRA") and is located at One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481.

We will pay a commission to broker-dealers of no more than 5.25% of any premium paid under a Certificate and we may pay a reduced commission. Certificates may be sold with a lower commission structure to our officers, directors or employees or those of our affiliates or to any Qualified Plan established for such a person. Such Certificates will have higher Participation Rates under the Index Sub-account(s), reflecting anticipated cost savings to us from the lower commission structure.

TAX CONSIDERATIONS

A.  GENERAL

You should consider getting tax and legal advice before you decide to purchase a Certificate. Furthermore, you should understand that we can not provide you with a detailed description of tax consequences regarding the purchase of a Certificate and that there may be instances where special tax rules apply.  We do not address any applicable state or other tax laws in the discussion below.  You should consult a qualified tax professional.

This section provides general information on the federal income tax consequences of ownership of a Certificate based upon our understanding of current federal tax laws and is not intended as tax advice. Actual federal tax consequences will vary depending on, among other things, the type of retirement plan under which your Certificate is issued. Also, legislation altering the current tax treatment of annuity contracts could be enacted in the future and could apply retroactively to Certificates that were purchased before the date of enactment. We make no attempt to consider any applicable federal estate, federal gift, state, or other tax laws. We also make no guarantee regarding the federal, state, or local tax status of any Certificate or any transaction involving any Certificate. You should consult a qualified tax professional for advice before purchasing a Certificate or executing any other transaction (such as a rollover, distribution, withdrawal or payment) involving a Certificate.

B.  TAXATION OF SUN LIFE (U.S.)

We are taxed as a life insurance company under Part I of Subchapter L of the Internal Revenue Code of 1986, as amended ("Code"). We own the assets underlying the Certificates. Any income we earn on those assets is our income.

C.  TAXATION OF ANNUITIES IN GENERAL

1.  General

For federal income tax purposes, purchase payments made under Non-Qualified Certificates are not deductible.  Under certain circumstances, purchase payments made under Qualified Certificates may be excludible or deductible from taxable income.  Any such amounts will also be excluded from the cost basis for purposes of determining the taxable portion of any distributions from a Qualified Certificate.

You should note that a qualified retirement plan generally provides tax deferral regardless of whether the plan invests in an annuity contract.  For that reason, no decision to purchase a Qualified Certificate should be based on the assumption that the purchase of a Qualified Certificate is necessary to obtain tax deferral under a qualified plan.

Section 72 of the Code governs taxation of annuities in general.  There are no income taxes on increases in the value of a Certificate until a distribution occurs, either in the form of a lump sum payment (e.g., a full or partial surrender of the Certificate Owner Account Value), an assignment, a gift of the Certificate, or as annuity payments. The provisions of Section 72 of the Code concerning distributions are briefly summarized below. A trust or other entity owning a Non-Qualified Certificate other than as an agent for an individual is taxed differently; increases in Sub-account Value are taxed yearly whether or not a distribution occurs.

2.  Surrender, Death Benefit Payments, Assignments, and Gifts

If you fully surrender the Certificate you are taxed on the portion of the payment that exceeds your cost basis in the Certificate.  For Non-Qualified Certificates, the cost basis is generally the amount of the Initial Premium and any Subsequent Premium(s). The taxable portion of the surrender payment is taxed as ordinary income.  For Qualified Certificates, the cost basis is generally zero, and the entire surrender payment is generally taxed as ordinary income.  A Designated Beneficiary receiving a lump sum surrender benefit after your death or the death of the Annuitant is similarly taxed on the portion of the amount that exceeds your cost basis in the Certificate.  If the Designated Beneficiary elects to receive annuity payments that begin within one year of the decedent's death, different tax rules apply.  See "Annuity Payments" below.

Partial surrenders received under Non-Qualified Certificates prior to the Income Date are first included in gross income to the extent that Certificate Owner Account Value exceeds the Initial Premium and any Subsequent Premium.  Then, to the extent Certificate Owner Account Value does not exceed the Initial Premium and any Subsequent Premium, such surrenders are treated as a non-taxable return of principal to you. For partial surrenders under a Qualified Certificate, a portion of each payment is treated as a non-taxable return of principal and the remaining amount is treated as taxable income.  Since the cost basis of Qualified Certificates is generally zero, partial surrender amounts will generally be fully taxed as ordinary income.

If you assign or pledge a Non-Qualified Certificate, you will be subject to taxation under the rules applicable to surrenders.  If you give away the Certificate to anyone other than your spouse, you will be treated for income tax purposes as if you have fully surrendered the Certificate. If the transfer is to a charity, you may be allowed a deduction for some or all of the value of the Certificate transferred.

A special computational rule applies if we issue to you, during any calendar year, two or more Certificates or one or more Certificates and one or more of our other annuity contracts.  Under this rule, all of our contracts and Certificates will be treated as one contract. We believe this means that the amount of any distribution under one Certificate will be includable in gross income to the extent that, at the time of distribution, the sum of the values for all the Certificates exceeds the sum of the cost basis for all the Certificates.

3.  Annuity Payments

We determine the non-taxable portion of each annuity payment by an "exclusion ratio" formula which establishes the ratio that the cost basis of the Certificate bears to the total expected value of annuity payments for the term of the annuity.  The remaining portion of each payment is taxable at ordinary income rates.

For Qualified Certificates, the cost basis is generally zero.  With annuity payments based on life contingencies, the payments will become fully taxable once the payee lives longer than the life expectancy used to calculate the non-taxable portion of the prior payments.

4.  Penalty Tax

Payments you, Annuitants, and Designated Beneficiaries receive under Certificates may be subject to both ordinary income taxes and a penalty tax equal to 10% of the amount received that is includable in income.  The penalty tax is not imposed on amounts received under the following circumstances:

●	after the taxpayer attains age 59-1/2;

●	in a series of substantially equal periodic payments made for life or life expectancy;

●	after your death (or, where the Certificate Owner is not a human being, after the death of the primary Annuitant as defined by the code);

●	if the taxpayer becomes totally and permanently disabled; or

●
under a Non-Qualified immediate annuity contract that provides for a series of substantially equal periodic payments, provided the Certificate is not issued as a result of a Section 1035 exchange and the first annuity payment begins in the first Certificate Year.

5.  Income Tax Withholding

We are required to withhold Federal income taxes on taxable amounts paid under Certificates unless the recipient elects not to have withholding apply. We will notify recipients of their right to elect not to have withholding apply. See "Tax-Sheltered Annuities" ("TSAs") for an alternative type of withholding that may apply to distributions from TSAs that are eligible for rollover to another TSA or to an individual retirement annuity or account ("IRA").

6.  Section 1035 Exchanges

You may purchase a Non-Qualified Certificate with proceeds from the surrender of an existing annuity Certificate. Such a transaction may qualify as a tax-free exchange pursuant to Section 1035 of the Code.  It is our understanding that in such an event:

●	the new Certificate will be subject to the distribution-at-death rules described in "Death Provisions for Non-Qualified Certificates";

●
premium payments made between August 14, 1982 and January 18, 1985, and the income allocable to them will, following an exchange, no longer be covered by a "grandfathered" exception to the penalty tax for a distribution of income that is allocable to an investment made over 10 years prior to the distribution; and

●	premium payments made before August 14, 1982, and the income allocable to them will, following an exchange, continue to receive the following "grandfathered" tax treatment under prior law:

(i)	the penalty tax does not apply to any distribution;
(ii)	partial surrenders are treated first as a non-taxable return of principal and then a taxable return of income; and
(iii)	assignments are not treated as surrenders subject to taxation.

7. Annuity Purchases by Nonresident Aliens

The discussion above provides general information regarding federal income tax consequences to annuity purchasers who are U.S. citizens or resident aliens. Purchasers who are not U.S. citizens or resident aliens will generally be subject to U.S. federal income tax and withholding on annuity distributions at a 30% rate, unless a lower rate applies in a U.S. treaty with the purchaser's country. In addition, purchasers may be subject to state premium tax, other state and/or municipal taxes, and taxes that may be imposed by the purchaser's country of citizenship or residence. Prospective purchasers are advised to consult with a qualified tax professional regarding U.S., state, and foreign taxation with respect to an annuity purchase.

D.  QUALIFIED PLANS

The Certificate is for use with several types of Qualified Plans.  The tax rules applicable to participants in such Qualified Plans vary according to the type of Plan and the terms and conditions of the Plan. We make no attempt to provide more than general information about the use of the Certificate with the various types of Qualified Plans.

You, as well as participants under such Qualified Plans, Annuitants, and Designated Beneficiaries are cautioned that the rights of any person to any benefits under such Qualified Plans may be subject to the terms and conditions of the Plans themselves regardless of the terms and conditions of the Certificate issued in connection therewith. Following are brief summaries of the various types of Qualified Plans and of the use of the Certificate in connection with these Plans.  Purchasers of the Certificate should seek competent advice concerning the terms and conditions of the particular Qualified Plan and use of the Certificate with that Plan.

1.  Tax-Sheltered Annuities

Effective October 1, 2008, we no longer issue any new annuities under Section 403(b) of the Internal Revenue Code (so-called Section 403(b) annuities or tax-sheltered annuities, including Texas Optional Retirement Program annuities) (“TSAs”).  After December 31, 2008, we are no longer accept any additional premium payments to any previously issued TSAs.

The Internal Revenue Service’s (“IRS”) comprehensive TSA regulations are effective January 1, 2009, and these regulations, subsequent IRS guidance, and/or the terms of an employer’s TSA plan impose new restrictions on TSAs, including restrictions on (1) the availability of hardship distributions and loans, (2) TSA exchanges within the same employer’s TSA plan, and (3) TSA transfers to another employer’s TSA plan.  You should consult with a qualified tax professional about how the regulations affect you and your TSA.

The TSA regulations provide that TSA hardship withdrawals will be subject to the IRS rules applicable to hardship distributions from 401(k) plans.  Specifically, if you have not terminated your employment or reached age 59½, you may be able to withdraw a limited amount of monies if you have an immediate and heavy financial need and the withdrawal amount is necessary to satisfy such financial need.  An immediate and heavy financial need may arise only from:

●	deductible medical expenses incurred by you, your spouse, or your dependents;
●	payments of tuition and related educational fees for the next 12 months of post-secondary education for you, your spouse, or your dependents;
●	costs related to the purchase of your principal residence (not including mortgage payments);
●	payment necessary to prevent eviction from your principal residence or foreclosure of the mortgage on your principal residence;
●	payments for burial or funeral expenses for your parent, spouse, children, or dependents; or
●	expenses for the repair of damage to your principal residence that would qualify for the federal income tax casualty deduction.

You will be required to represent in writing to us (1) that your specified immediate and heavy financial need cannot reasonably be relieved through insurance or otherwise, by liquidation of your assets, by ending any contributions you are making under your TSA plan, by other distributions and nontaxable loans under any of your qualified plans, or by borrowing from commercial sources and (2) that your requested withdrawal amount complies with applicable law, including the federal tax law limit.  And, unless your TSA was issued prior to September 25, 2007 and the only payments you made to such TSA were TSA funds you transferred directly to us from another TSA carrier (a “90-24 Transfer TSA”), your TSA employer also may need to agree in writing to your hardship request.  Hardship withdrawals are fully taxable, plus you may be required to pay a 10% federal income tax penalty.  A hardship withdrawal may not be repaid once taken.

If your TSA contains a provision that permits loans, you may request a loan but you will be required to represent in writing to us that your requested loan amount complies with applicable law, including the federal tax law limit.  And, unless your TSA is a 90-24 Transfer TSA, your TSA employer also may need to agree in writing to your loan request.

If you wish to transfer or exchange your TSA for another TSA within the same or different TSA plan, you will be able to do so only if the issuer of the new TSA certifies to us that the transfer or exchange is permissible under the TSA regulations and the applicable TSA plan.  Your TSA employer also may need to agree in writing to your transfer/exchange request.

2.  Individual Retirement Annuities

Sections 408 and 408A of the Code permits eligible individuals to contribute to an individual retirement program known as an "Individual Retirement Annuity" and "Roth IRA", respectively.  These Individual Retirement Annuities are subject to limitations on the amount contributed, the persons eligible, and the time distributions may begin. Distributions from certain types of Qualified Plans may be placed into a Section 408(b) Individual Retirement Annuity on a tax-deferred basis.

3.  Corporate Pension and Profit-Sharing Plans

Sections 401(a) and 403(a) of the Code permit corporate employers to establish various types of retirement plans for employees.  Such retirement plans may permit the purchase of the Certificate to provide benefits under the plans.

THE COMPANY

We are a stock life insurance company incorporated under the laws of Delaware on January 12, 1970. We do business in 49 states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands, and we have an insurance company subsidiary that does business in New York. The Executive Office mailing address is One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481.

We are ultimately controlled by Sun Life Financial Inc. ("Sun Life Financial"). Sun Life Financial, a corporation organized in Canada, is a reporting company under the Securities Exchange Act of 1934 with common shares listed on the Toronto, New York, and Philippine stock exchanges.

LEGAL PROCEEDINGS

We are, from time to time, involved in litigation incidental to our business. In our opinion, the resolution of such litigation is not expected to have a material adverse effect on our financial condition or the results of operations.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE:

The Company’s Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) is incorporated herein by reference. All documents or reports we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering, shall be deemed incorporated by reference into the prospectus.

The Company will furnish, without charge, to each person to whom a copy of this prospectus is delivered, upon the written or oral request of such person, a copy of the documents referred to above which have been incorporated by reference into this prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in this prospectus). Requests for such documents should be directed to the Secretary, Sun Life Assurance Company of Canada (U.S.), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481, telephone (800) 225-3950.

EXPERTS

The consolidated financial statements incorporated herein by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 have been audited by _____________, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion on the consolidated financial statements), which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

APPENDIX A -
Formula and Illustrations for Index Increases and/or Decreases

The Certificate provides that we will calculate the Index Increase or Index Decrease on each Sub-account Anniversary.  On the first Sub-account Anniversary in a Term, the formula for the Index Increase or Decrease, if any, is:

A x ((C-D)/D x (E/F) x G

This calculation provides the proportionate credit for any change in the S&P 500 Index from its value at the beginning of the Term to its value on the first Sub-account Anniversary.

For every Sub-account Anniversary after the first in a Term, the calculation of the Index Increases or Index Decreases, if any, is the sum of two parts:

Part 1 represents the proportionate credit for an increase (if any) in the S&P 500 Index from its prior highest Sub-account Anniversary value to its value on the current Sub-account Anniversary.  The formula for Part 1 is:

A x ((C-B)/D) x (E/F) x G

Part 2 represents the proportionate credit for an increase(s) or decrease(s) (if any) in the S&P 500 Index occurring on a prior Sub-account Anniversary(ies).  The formula for Part 2 is:

A x ((B-D)/D) x (1/F) x G
where:

A	is the Participation Rate for the Term.
B
is the highest S&P 500 Index Value on all Sub-account Anniversaries, excluding the S&P 500 Index value at the beginning of the Term and on the current Sub-account Anniversary.  The value of B can never be less than the Minimum S&P 500 Index Value nor greater than the Maximum S&P 500 Index Value. The Minimum S&P 500 Index Value and the Maximum S&P 500 Index Value are defined below.

C	is the value of the S&P 500 Index on the current Sub-account Anniversary, not less than B or greater than the Maximum S&P 500 Index Value for the Term.
D	is the S&P 500 Index Value at the beginning of the Term.
E	is the number of completed Sub-account Years in the Term.
F	is the total number of Sub-account Years in the Term.
G
is the smaller of the Indexed Value at the beginning of the term and the Indexed Value (prior to the crediting of any Index Increases and/or Decreases) on any Sub-account Anniversary in the Term, including the current Sub-account Anniversary.

The Minimum S&P 500 Index Value and the Maximum S&P 500 Index Value are defined as follows:

Minimum S&P 500 Index Value = [(Floor / Participation Rate for Term) + 1] x [Beginning of Term S&P 500 Index Value]

Maximum S&P 500 Index value = [(Cap / Participation Rate for Term) + 1] x [Beginning of Term S&P 500 Index Value]

Using the assumptions below, we have prepared the following six illustrations using different assumptions as to changes in the S&P 500 Index Value during the course of the Term.  These assumptions and illustrations are not and are not intended as predictions of changes in the S&P Index during the course of any Term.  The S&P 500 Index may rise or fall during the course of a Term, and at the end of a Term the S&P 500 Index Value may be higher of lower than at the beginning of the Term.  We make no predictions, representations, or guarantees as to future changes in the S&P 500 Index.  These values are based on the assumption that no partial surrenders are made.

Illustration No. 1
Assumptions:

Term Length (Years)	=	5
Beginning Indexed Value	=	$100,000
Beginning S&P 500 Index Value	=	500
Participation Rate	=	80%
Cap	=	80%
Maximum S&P 500 Index Value	=	[(80%/80%) + 1] x 500 = 1,000
Floor	=	0%
Minimum S&P 500 Index Value	=	[(0%/80%) + 1] x 500 = 500

End	Value	Change	Value	Value	Value	Value
of	of	in	of	of	of	of	Indexed
Year	INDEX	INDEX	B*	C	Part 1	Part 2	Value
0	500						$100,000.00
1	600	20%	500	600	$ 3,200	N/A	$103,200.00
2	690	38%	600	690	$ 5,760	$ 3,200	$112,160.00
3	775	55%	690	775	$ 8,160	$ 6,080	$126,400.00
4	900	80%	775	900	$16,000	$ 8,800	$151,200.00
5	1035	107%	900	1,000	$16,000	$12,880	$180,000.00

*	Although B has a value on the first anniversary, it is part of the formula for the calculation of Index Increases on the first Anniversary, but is used as a comparison value in the calculation of C.

Illustration No. 2
Assumptions:

Term Length (Years)	=	5
Beginning Indexed Value	=	$100,000
Beginning S&P 500 Index Value	=	500
Participation Rate	=	80%
Cap	=	80%
Maximum S&P 500 Index Value	=	1,000
Floor	=	-5%
Minimum S&P 500 Index Value	=	468.75

End	Value	Change	Value	Value	Value	Value
of	of	in	of	of	of	of	Indexed
Year	INDEX	INDEX	B*	C	Part 1	Part 2	Value
0	500						$100,000.00
1	450	-10%	468.75	468.75	-1,000.00	N/A	$ 99,000.00
2	425	-15%	468.75	468.75	0.00	-990.00	$ 98,010.00
3	450	-10%	468.75	468.75	0.00	-980.10	$ 97,029.90
4	430	-14%	468.75	475.00	0.00	-970.30	$ 96,059.60
5	400	-20%	468.75	475.00	0.00	-960.60	$ 95,099.00

*	Although B has a value on the first anniversary, it is part of the formula for the calculation of Index Increases on the first Anniversary, but is used as a comparison value in the calculation of C.

Illustration No. 3
Assumptions:

Term Length (Years)	=	5
Beginning Indexed Value	=	$100,000
Beginning S&P 500 Index Value	=	500
Participation Rate	=	80%
Cap	=	80%
Maximum S&P 500 Index Value	=	1,000
Floor	=	-10%
Minimum S&P 500 Index Value	=	437.50

End	Value	Change	Value	Value	Value	Value
of	of	in	of	of	of	of	Indexed
Year	INDEX	INDEX	B*	C	Part 1	Part 2	Value
0	500						$100,000.00
1	450	-10%	437.50	450.00	-1,600.00	N/A	$ 98,400.00
2	485	-3%	450.00	485.00	2,204.16	-1,574.40	$ 99,029.76
3	500	0%	485.00	500.00	1,416.96	-472.32	$ 99,974.40
4	520	4%	500.00	520.00	2,519.04	0.00	$102,493.44
5	550	10%	520.00	550.00	4,723.20	629.76	$107,846.40

*	Although B has a value on the first anniversary, it is part of the formula for the calculation of Index Increases on the first Anniversary, but is used as a comparison value in the calculation of C.

Illustration No. 4
Assumptions:

Term Length (Years)	=	5
Beginning Indexed Value	=	$100,000
Beginning S&P 500 Index Value	=	500
Participation Rate	=	80%
Cap	=	80%
Maximum S&P 500 Index Value	=	1,000
Floor	=	none
Minimum S&P 500 Index Value	=	unlimited

End	Value	Change	Value	Value	Value	Value
of	of	in	of	of	of	of	Indexed
Year	INDEX	INDEX	B*	C	Part 1	Part 2	Value
0	500						$100,000.00
1	450	-10%	<1,000	450	-1,600.00	N/A	$ 98,400.00
2	425	-15%	450	450	0.00	-1,574.40	$ 96,825.60
3	450	-10%	450	450	0.00	-1,549.21	$ 95,276.39
4	475	-5%	450	475	3,048.84	-1,524.42	$ 96,800.81
5	400	-20%	475	475	0.00	-762.21	$ 96,038.60

*	Although B has a value on the first anniversary, it is part of the formula for the calculation of Index Increases on the first Anniversary, but is used as a comparison value in the calculation of C.

Illustration No. 5
Assumptions:

Term Length (Years)	=	5
Beginning Indexed Value	=	$100,000
Beginning S&P 500 Index Value	=	500
Participation Rate	=	80%
Cap	=	80%
Maximum S&P 500 Index Value	=	1,000
Floor	=	-5%
Minimum S&P 500 Index Value	=	468.75

End	Value	Change	Value	Value	Value	Value
of	of	in	of	of	of	of	Indexed
Year	INDEX	INDEX	B*	C	Part 1	Part 2	Value
0	500						$100,000.00
1	450	-10%	468.75	468.75	-1,600.00	N/A	$ 99,000.00
2	425	-15%	468.75	468.75	0.00	-990.00	$ 98,010.00
3	450	-10%	468.75	468.75	0.00	-980.10	$ 97,029.90
4	475	-5%	475.00	475.00	776.24	-970.30	$ 96,835.84
5	400	-20%	475.00	475.00	0.00	-774.69	$ 96,061.15

*	Although B has a value on the first anniversary, it is part of the formula for the calculation of Index Increases on the first Anniversary, but is used as a comparison value in the calculation of C.

Illustration No. 6
Assumptions:

Term Length (Years)	=	5
Beginning Indexed Value	=	$100,000
Beginning S&P 500 Index Value	=	500
Participation Rate	=	80%
Cap	=	80%
Maximum S&P 500 Index Value	=	1,000
Floor	=	none
Minimum S&P 500 Index Value	=	unlimited

End	Value	Change	Value	Value	Value	Value
of	of	in	of	of	of	of	Indexed
Year	INDEX	INDEX	B*	C	Part 1	Part 2	Value
0	500						$100,000.00
1	650	30%	<1,000	650	4,800	N/A	$104,800.00
2	485	-3%	650	650	0	4,800	$109,600.00
3	475	-5%	650	650	0	4,800	$114,400.00
4	450	-10%	650	650	0	4,800	$119,200.00
5	430	-14%	650	650	0	4,800	$124,000.00

*	Although B has a value on the first anniversary, it is part of the formula for the calculation of Index Increases on the first Anniversary, but is used as a comparison value in the calculation of C.

APPENDIX B -
Calculation of the Death Benefit

In calculating the Death Benefit of an Index Sub-account, the Certificate provides for the recalculation of the applicable Index Increase or Decrease. Set forth below is the formula for calculating the Death Benefit of an Index Sub-account and the factors specified in the Certificate for recalculating the applicable Index Increase or Index Decrease.

If the Floor is greater than 0%, the Death Benefit is the greater of the Indexed Value as of the date of death, less any subsequent partial surrenders, and the Surrender Value.

In all other situations, the Death Benefit is the greater of (a) minus (b), and the Surrender Value where:

(a)
is the Indexed Value at the start of the Sub-account year in which death occurs, with the applicable Index Increase or Index Decrease (see "Appendix A") recalculated as follows: "E" is equal to "F" and "(B-D)" is multiplied by the sum of 1.0 plus the number of Sub-account years from the start of such year to the end of the Term; and

(b)	is the sum of any partial surrenders since the start of such year.

In either case, if death occurs in the last year of a Term and the surrender occurs after the end of the Term, the death benefit is equal to the greater of the Indexed Value at the end of such Term, less any subsequent partial surrenders, and the Surrender Value.

APPENDIX C -
Schedule of State Premium Taxes

	Tax Rate for	Tax Rate For
State	Non-Tax Qualified	Tax-Qualified
	Contracts/Certificates	Contracts/Certificates

California	2.35%	0.50%
Maine	2.00%	0.00%
Nevada	3.50%	0.00%
South Dakota	1.25%	1.25%
West Virginia	1.00%	1.00%
Wyoming	1.00%	1.00%

APPENDIX D -
Telephone Instructions

Telephone Transfers of Values of Certificate Owner Account

1. If there are joint Certificate Owners, both must authorize us to accept telephone instructions, but either Certificate Owner may give us telephone instructions.

2. All callers must identify themselves.  We reserve the right to refuse to act upon any telephone instructions in cases where the caller has not sufficiently identified himself/herself to our satisfaction.

3. Neither we nor any person acting on our behalf shall be subject to any claim, loss, liability, cost or expense if we or such person acted in good faith upon a telephone instruction, including one that is unauthorized or fraudulent.  However, we will employ reasonable procedures to confirm that a telephone instruction is genuine and, if we do not, we may be liable for losses due to an unauthorized or fraudulent instruction.  You thus bear the risk that an unauthorized or fraudulent instruction we execute may cause the values of a Certificate Owner Account to be lower than it would be had we not executed the instruction.

4. We record all conversations with disclosure at the time of the call.

5. The application for the Certificate may allow you to create a power of attorney by authorizing another person to give telephone instructions. Unless prohibited by state law, we will treat such power as durable in nature and it shall not be affected by your subsequent incapacity, disability, or incompetency. Either we or the authorized person may cease to honor the power by sending written notice to you at your last known address. Neither we nor any person acting on our behalf shall be subject to liability for any act executed in good faith reliance upon a power of attorney.

6. Telephone authorization shall continue in force until:

●	we receive your written revocation, or
●	we discontinue the privilege, or
●	we receive written evidence that you have entered into a market timing or asset allocation agreement with an investment adviser or with a broker/dealer.

7. If we receive telephone transfer instructions at 800-367-3653 before the 4:00 PM Eastern Time or other close of trading on the New York Stock Exchange ("NYSE"). they will be initiated that day based on the unit value prices calculated at the close of that day.  We will initiate instructions we receive after the close of trading on the NYSE on the following business day.

8. Once we accept instructions, they may not be canceled.

9. You must make all transfers in accordance with the terms of the Certificate and current prospectus.  If your transfer instructions are not in good order, we will not execute the transfer and will notify the caller within 48 hours.

Distributed by:
Clarendon Insurance Agency, Inc.
One Sun Life Executive Park
Wellesley Hills, MA  02481

Issued by:
Sun Life Assurance Company of Canada (U.S.)
P.O. Box 9133
Wellesley Hills, MA  02481

DIA	2009

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS.

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The expenses incurred by the registrant in connection with the issuance and distribution of the securities registered hereby, other than underwriting discounts and commissions, are as follows*:

SEC Registration Fee	$ 100
Printing and Engraving	15,000
Accounting Fees and Expenses	10,000
Legal Fees and Expenses	15,000

$40,100
-----------------

*   Except for SEC Registration Fee, all expenses are estimates

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Sun Life Assurance Company of Canada (U.S.)

Article 8 of the By-Laws of Sun Life Assurance Company of Canada (U.S.), as amended March 14, 2004, provides for indemnification of directors and officers as follows:

"Section 8.01.  General.  The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, have reasonable cause to believe that his or her conduct was unlawful.

Section 8.02.  Actions by or in the Right of the Corporation.  The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture or trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 8.03  Indemnification Against Expenses.  To the extent that a present or former director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 8.01 and 8.02 hereof, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 8.04.  Board Determinations.  Any indemnification under Sections 8.01 and 8.02 hereof (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in Sections 8.01 and 8.02 hereof. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such disinterested directors or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 8.05.  Advancement of Expenses.  Expenses including attorneys’ fees incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized by law or in this Article. Such expenses incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

Section 8.06.  Nonexclusive.  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall not be deemed exclusive of any other rights to which any director, officer, employee or agent of the corporation seeking indemnification or advancement of expenses may be entitled under any other bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent of the corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 8.07.  Insurance.  The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of applicable statutes, the certificate of incorporation or this Article.

Section 8.08.  Certain Definitions.  For purposes of this Article, (a) references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued; (b) references to "other enterprises" shall include employee benefit plans; (c) references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and (d) references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation that imposes duties on, or involves services by, such director, officer, employee or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article.

Section 8.09.  Change in Governing Law.  In the event of any amendment or addition to Section 145 of the General Corporation Law of the State of Delaware or the addition of any other section to such law that limits indemnification rights thereunder, the corporation shall, to the extent permitted by the General Corporation Law of the State of Delaware, indemnify to the fullest extent authorized or permitted hereunder, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding."

ITEM 16. EXHIBITS

Exhibit

Number Description
------------------

(1)	Underwriter’s Agreement**

(4)(a)	Specimen Group Annuity Contract***

(4)(b)	Specimen Group Annuity Certificate***

(4)(c)	Specimen Individual Annuity Contract***

(4)(d)	Group Annuity Application***

(4)(e)	Group Annuity Certificate Application***

(4)(f)	Individual Annuity Application ***

(4)(g)(i)	Tax-Sheltered Annuity (TSA) Endorsement***

(4)(g)(ii)	Corporate/Keogh 401(a) Plan (Group) Endorsement***

(4)(g)(iii)	Corporate/Keogh 401(a) Plan (Individual) Endorsement***

(4)(g)(iv)	Individual Retirement Annuity (IRA) (Group) Endorsement***

(4)(g)(v)	Individual Retirement Annuity (IRA) (Individual) Endorsement***

(4)(g)(vi)	Qualified Plan Endorsement***

(4)(g)(vii)	Name Change Endorsement****

(5)	Opinion and Consent of Counsel regarding legality of annuity contracts providing for the market value adjustment interests being registered*

(23)(a)	Consent of Independent Registered Public Accounting Firm (to be filed by amendment)

(23)(b)	Consent of Counsel (included as part of the opinion filed as Exhibit 5)

(24)	Powers of Attorney (included as part of the Signature pages to this Registration Statement)

*Filed herewith

**Incorporated by reference to Pre-Effective Amendment No. 1 to the Registration Statement on Form N-4 (File No. 333-37907) filed on January 16, 1998.

***Incorporated by reference to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-13609) filed on February 7, 1997.

****Incorporated by reference to the Registration Statement on Form S-3 (File No. 333-111636) filed on December 31, 2003.

ITEM 17. UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

        (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

Provided, however, that paragraphs (a)(1)(i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission  by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

        (2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4)  That, each prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in the registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

        (5)  That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that, in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act of 1933;

(ii)  any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)  any portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant;  and

(iv)  any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of a Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Sun Life Assurance Company of Canada (U.S.), certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3* and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Wellesley Hills, Commonwealth of Massachusetts, on the 25th day of November, 2008.

Sun Life Assurance Company of Canada (U.S.)
(Registrant)

By: /s/ Westley V. Thompson
Westley V. Thompson
President, SLF U.S.

Attest:	/s/ Sandra M. DaDalt
Sandra M. DaDalt
Assistant Vice President and Senior Counsel

SIGNATURES AND POWERS OF ATTORNEY

     We the undersigned officers and directors of Sun Life Assurance Company of Canada (U.S.) hereby constitute and appoint Susan J. Lazzo, Michael S. Bloom, James J. Klopper, Sandra M. DaDalt, and Elizabeth B. Love, and each of them singly, our attorneys-in-fact, with full power to any of them, to sign, for each of us, in our names and in the capacities indicated below, the Registration Statement of Sun Life Assurance Company of Canada (U.S.) on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement under the Securities Act of 1933 and to deliver and file the same, with exhibits thereto, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact or his or her substitute or substitutes may do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Westley V. Thompson	President, SLF U.S. and Director	November 25, 2008
Westley V. Thompson	(Principal Executive Officer)

/s/ Ronald H. Friesen	Senior Vice President and Chief Financial Officer and	November 25, 2008
Ronald H. Friesen	Treasurer and Director
(Principal Financial Officer)

/s/ Michael K. Moran	Vice President and Chief Accounting Officer	November 25, 2008
Michael K. Moran	(Principal Accounting Officer)

/s/ Jon A. Boscia	Director	November 25, 2008
Jon A. Boscia

/s/ Scott M. Davis	Director	November 25, 2008
Scott M.Davis

/s/ Richard P. McKenney	Director	November 25, 2008
Richard P. McKenney

/s/ Terrence J. Mullen	Director	November 25, 2008
Terrence J. Mullen

* In making this representation the Registrant relies on Instruction 3 to the Signatures requirement for Form S-3 in that, to the extent that the registered securities have not received an investment grade rating, Registrant reasonably believes that such rating will be obtained before the first sale of those securities pursuant to this Registration Statement.